                                                                 EXHIBIT 10.CC.3
================================================================================


                           SECOND AMENDED AND RESTATED


                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                          TOPAZ POWER VENTURES, L.L.C.


                           Dated as of April 24, 2002


                                   ----------


                                Project Gemstone



================================================================================

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                                TABLE OF CONTENTS

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ARTICLE I             FORMATION AND CONTINUATION OF Topaz........................................................1

         Section 1.1       Formation and Continuation of Topaz...................................................1
         Section 1.2       Name..................................................................................2
         Section 1.3       Business of Topaz.....................................................................2
         Section 1.4       Location of Principal Place of Business; Registered Office............................2
         Section 1.5       Filings; Registered Agent.............................................................2
         Section 1.6       Term..................................................................................3
         Section 1.7       Title to Topaz Property...............................................................3
         Section 1.8       Payments of Individual Obligations....................................................4


ARTICLE II            DEFINITIONS................................................................................4

         Section 2.1       Definitions...........................................................................4
         Section 2.2       Rules of Construction.................................................................4


ARTICLE III           INTERESTS; MEMBERS; CAPITAL CONTRIBUTIONS; ADDITIONAL AGREEMENTS...........................4

         Section 3.1       Interests.............................................................................4
         Section 3.2       Topaz Minority Member, Topaz Majority Member and Topaz Second El Paso Member..........4
         Section 3.3       Additional Capital Contributions......................................................5
         Section 3.4       Additional Agreements Among Members...................................................6


ARTICLE IV            ALLOCATION OF NET INCOME AND NET LOSS......................................................7

         Section 4.1       Allocation of Net Income and Net Losses...............................................7
         Section 4.2       [Reserved]............................................................................7
         Section 4.3       [Reserved]............................................................................7
         Section 4.4       Special Tax Allocations...............................................................7
         Section 4.5       Curative Allocations..................................................................9
         Section 4.6       Loss Limitation......................................................................10
         Section 4.7       Other Allocation Rules...............................................................10
         Section 4.8       Tax Allocations; Code Section 704(c).................................................10
         Section 4.9       Order of Allocations.................................................................11


ARTICLE V             DISTRIBUTIONS; WITHDRAWALS................................................................12

         Section 5.1       Distributions........................................................................12
         Section 5.2       More than One Topaz Minority Member or Topaz Majority Member.........................14
         Section 5.3       Amounts Withheld.....................................................................14
         Section 5.4       Deemed Contributions, Distributions and Payments on the Emerald Loan.................15
         Section 5.5       Notice of Certain Distributions......................................................16
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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE VI            MANAGEMENT................................................................................16

         Section 6.1       Management of Topaz..................................................................16
         Section 6.2       Right to Rely on the Managing Member.................................................18
         Section 6.3       Decisions Requiring Unanimous Member Consent.........................................19
         Section 6.4       Consents of the Topaz Minority Member................................................22
         Section 6.5       Duties and Obligations of the Managing Member........................................22
         Section 6.6       Compensation and Expenses............................................................24
         Section 6.7       Demand on El Paso Demand Loans held by Topaz.........................................24
         Section 6.8       Execution of other Transaction Documents.............................................25
         Section 6.9       Determination of Interest Rate on El Paso Demand Loans...............................25
         Section 6.10      Administration of the Emerald Loan...................................................25
         Section 6.11      Covenant of the Managing Member......................................................26
         Section 6.12      Certain Covenants Relating to the Separateness of Topaz..............................26


ARTICLE VII           ROLE OF NON-MANAGING MEMBERS..............................................................28

         Section 7.1       Rights or Powers.....................................................................28
         Section 7.2       Voting Rights........................................................................28
         Section 7.3       Procedure for Consent................................................................28
         Section 7.4       Special Rights of the Topaz Minority Member..........................................29


ARTICLE VIII          ACCOUNTING; BOOKS AND RECORDS.............................................................29

         Section 8.1       Accounting; Books and Records........................................................29
         Section 8.2       Reports..............................................................................30
         Section 8.3       Tax Matters..........................................................................32
         Section 8.4       Proprietary Information..............................................................33


ARTICLE IX            AMENDMENTS; MEETINGS......................................................................33

         Section 9.1       Amendments...........................................................................33
         Section 9.2       Meetings of the Members..............................................................34
         Section 9.3       Unanimous Consent....................................................................34


ARTICLE X             TRANSFERS OF INTERESTS....................................................................34

         Section 10.1      Restriction on Dispositions of Interests.............................................34
         Section 10.2      Prohibited Dispositions..............................................................36


ARTICLE XI            RETIREMENT OPTION; PURCHASE OPTION; ASSET REMEDY; EXTENSION PERIOD........................36

         Section 11.1      Topaz Majority Member's Retirement Option............................................36
         Section 11.2      Topaz Majority Member's Purchase Option..............................................39
         Section 11.3      Topaz Asset Remedy...................................................................42
         Section 11.4      Asset Sales..........................................................................43
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                                TABLE OF CONTENTS
                                   (continued)

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         Section 11.5      Extension Period.....................................................................44


ARTICLE XII           DISSOLUTION AND WINDING UP................................................................46

         Section 12.1      Liquidating Events...................................................................46
         Section 12.2      Winding Up...........................................................................46
         Section 12.3      No Restoration of Deficit Capital Accounts; Compliance With Timing
                           Requirements of Regulations..........................................................47
         Section 12.4      Deemed Distribution and Recontribution...............................................48
         Section 12.5      Rights of Members....................................................................48
         Section 12.6      Notice of Dissolution................................................................48
         Section 12.7      Character of Liquidating Distributions...............................................48
         Section 12.8      The Liquidator.......................................................................48
         Section 12.9      Form of Liquidating Distributions....................................................49
         Section 12.10     Liquidation Notice...................................................................49


ARTICLE XIII          MISCELLANEOUS.............................................................................50

         Section 13.1      Amendments...........................................................................50
         Section 13.2      Notices..............................................................................51
         Section 13.3      No Waiver; Cumulative Remedies.......................................................51
         Section 13.4      Waiver of Jury Trial.................................................................51
         Section 13.5      Counterparts.........................................................................51
         Section 13.6      Survival of Representations, Warranties and Indemnities: Entire Agreement............51
         Section 13.7      Severability.........................................................................52
         Section 13.8      Construction.........................................................................52
         Section 13.9      [Reserved]...........................................................................52
         Section 13.10     Governing Law........................................................................52
         Section 13.11     Waiver of Action for Partition.......................................................52
         Section 13.12     Consent to Jurisdiction..............................................................52
         Section 13.13     Specific Performance.................................................................53
         Section 13.14     [Reserved]...........................................................................53
         Section 13.15     Acknowledgement and Consent to Collateral Assignment by Topaz Minority Member........53
         Section 13.16     Effectiveness........................................................................53
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                                     -iii-
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                                    SCHEDULES

         Schedule 3.2(a)            Members and Capital Accounts
         Schedule 13.2              Notice Information

                                    EXHIBITS

         Exhibit A:                 Form of Membership Interest

                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          TOPAZ POWER VENTURES, L.L.C.

         SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "TOPAZ LLC AGREEMENT") of TOPAZ POWER VENTURES, L.L.C. ("TOPAZ"), dated as of April 24, 2002, among TOPAZ, Gemstone Investor Limited, an exempted company incorporated in the Cayman Islands ("INVESTOR"), EPED Holding Company, a Delaware corporation ("EPED HOLDING"), and El Paso Corporation, a Delaware corporation ("EL PASO").

                             PRELIMINARY STATEMENTS

         Topaz was formed as a limited liability company under and pursuant to the provisions of the LLC Act, with EPED Holding as the initial member of Topaz, pursuant to the filing of the Topaz Certificate of Formation on September 6, 2001 and the execution of the Limited Liability Company Agreement of Topaz Power Ventures, L.L.C. dated as of September 6, 2001 (the "ORIGINAL TOPAZ LLC AGREEMENT"), as amended and restated by that certain Amended and Restated Limited Liability Company Agreement, dated as of November 1, 2001 (the "EXISTING TOPAZ LLC AGREEMENT").

         On the Closing Date (i) Investor was admitted to Topaz as the sole Topaz Minority Member, (ii) Investor made a Cash Capital Contribution in the amount of $300,000,000 to Topaz, (iii) EPED Holding was converted to and admitted as the sole Topaz Majority Member and Managing Member of Topaz, (iv) EPED Holding made a Cash Capital Contribution in the amount of $500,000 to Topaz, (v) El Paso was admitted to Topaz as the sole Topaz Second El Paso Member and made a Cash Capital Contribution in the amount of $500,000 to Topaz and (vi) Topaz made a loan in the amount of $301,000,000 to Emerald Finance, L.L.C. ("EMERALD") pursuant to the terms of the Emerald Loan Agreement.

         The parties hereto have agreed to enter into this Topaz LLC Agreement to further amend and restate the Existing Topaz LLC Agreement effective on and as of the Effective Date in accordance with Section 13.16.

                                    ARTICLE I

                       FORMATION AND CONTINUATION OF Topaz

         Section 1.1 Formation and Continuation of Topaz. Topaz was formed as a limited liability company under the LLC Act by the filing of the Topaz Certificate of Formation on September 6, 2001, with the Secretary of State. The parties hereto agree to continue Topaz as a limited liability company. The Members agree that the Existing Topaz LLC Agreement is hereby amended and restated in its entirety as set forth in, and is hereby superseded in its entirety by, this Topaz LLC Agreement as of the Effective Date.



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                                                             Topaz LLC Agreement


         Section 1.2 Name. The name of Topaz shall continue to be "Topaz Power Ventures, L.L.C.", and all business of Topaz shall continue to be conducted in such name or, in the discretion of the Managing Member, under any other name; provided, however, that (a) in no event shall the name of Topaz include (i) the name of the Topaz Minority Member, (ii) to the extent that the Managing Member shall have actual knowledge thereof, the name of any Affiliate of the Topaz Minority Member, (iii) the name of the Class A Shareholder or (iv) any abbreviation of any name described in clause (i), (ii) or (iii), and (b) the Managing Member may change the name of Topaz only upon executing and filing an amendment to the Topaz Certificate of Formation.

         Section 1.3 Business of Topaz. The purposes of Topaz are limited to (i) engaging in the business of owning investments in Topaz Permitted Assets (including, but not limited to, the Emerald Loan), managing, protecting and conserving such investments in Topaz Permitted Assets, and making additional investments in Topaz Permitted Assets, (ii) entering into, performing its obligations under and exercising its rights under and consummating the transactions contemplated by, the Transaction Documents to which Topaz is a party, (iii) engaging in such additional business endeavors as are permitted under this Topaz LLC Agreement and (iv) engaging in activities related or incidental to the foregoing. Topaz, and the Managing Member on behalf of Topaz, may enter into and perform Topaz's obligations under the Transaction Documents to which Topaz is a party and, subject to Sections 6.3 and 7.4, all documents, agreements, certificates and financing statements required to be entered into in order to consummate the transactions contemplated thereby, all without further act, vote or approval of any Person. The authorization set forth in the preceding sentence shall not be deemed a restriction on the power and authority of the Managing Member to enter into other agreements or documents on behalf of Topaz in accordance with the terms of this Topaz LLC Agreement and the other Transaction Documents to which Topaz is a party, and the Managing Member is hereby directed by the Members to enter into on behalf of Topaz, the Transaction Documents to which Topaz is or is to be a party and which have not previously been entered into by or on behalf of Topaz. The Managing Member shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of Topaz set forth in this Section 1.3 and shall have, without limitation, any and all powers that may be exercised on behalf of Topaz by the Managing Member pursuant to Article VI.

         Section 1.4 Location of Principal Place of Business; Registered Office. The principal place of business of Topaz shall be at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, New Castle County, Delaware 19890-0001, Attention: Corporate Trust Administration. The registered office of Topaz in the State of Delaware is located at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, New Castle County, Delaware 19890-0001, Attention: Corporate Trust Administration.

         Section 1.5 Filings; Registered Agent.

         (a) Filings. The Managing Member shall take any and all other actions necessary to perfect and maintain the status of Topaz as a limited liability company under the laws of the State of Delaware, including the preparation, execution and filing of amendments to the Topaz Certificate of Formation and such other certificates, documents and instruments as may be required by law. In addition, the Managing Member in its sole discretion may register or qualify



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                                                             Topaz LLC Agreement


Topaz as a limited liability company in any jurisdiction, including each jurisdiction in which registration or qualification is necessary or appropriate because the properties or activities of Topaz are located in that jurisdiction; provided, however, that (i) the Managing Member shall notify the Topaz Minority Member if, following reasonable investigation (which the Managing Member shall be obligated to undertake), the Managing Member knows or reasonably should know that, solely as a result of Topaz doing business in any other such jurisdiction, the Topaz Minority Member would be required under the laws of such jurisdiction to qualify to do business in such jurisdiction and (ii) Topaz shall not conduct business in any jurisdiction other than the State of Delaware wherein the conduct by Topaz of business in such jurisdiction would reasonably be expected to subject the Topaz Minority Member to any tax, penalty, liability or cost except to the extent that (x) such tax, penalty, liability or cost results from the activities of the Topaz Minority Member in such jurisdiction (other than those activities in connection with the transactions contemplated hereby) or (y) the Topaz Minority Member is indemnified (or would have been indemnified if it had complied with the provisions of the Transaction Documents applicable to it) for such tax, penalty, liability or cost under Section 5.5 or 6.1(a) of the Participation Agreement or under any other provision of this Topaz LLC Agreement or any other Transaction Document and such tax, penalty, liability or cost is not a criminal penalty or liability.

         (b) Delivery of Certificates, etc. in Connection With Qualification of Topaz. At the request of the Managing Member, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Topaz LLC Agreement that are necessary or appropriate to form, qualify, continue and terminate Topaz as a limited liability company under the laws of the State of Delaware and to qualify, continue and terminate Topaz as a foreign limited liability company in all other jurisdictions in which Topaz may so qualify, all to the extent contemplated and required by this Topaz LLC Agreement.

         (c) Registered Agent. The registered agent for service of process on Topaz in the State of Delaware shall be Wilmington Trust Company, 1100 North Market Street, Wilmington, New Castle County, Delaware 19890-0001, Attention:
Corporate Trust Administration or any successor as appointed by the Managing Member in accordance with the LLC Act.

         (d) Dissolution. Upon the dissolution and completion of the winding up and liquidation of Topaz, the Liquidator, as an authorized person within the meaning of the LLC Act, shall promptly execute and cause to be filed statements of intent to dissolve and certificates of cancellation in accordance with the LLC Act and the laws of any other states or jurisdictions in which the Liquidator deems such filing necessary or advisable.

         Section 1.6 Term. The term of Topaz commenced on the date the certificate of formation described in Section 18-201 of the LLC Act (as amended from time to time, the "TOPAZ CERTIFICATE OF FORMATION") was filed in the office of the Secretary of State in accordance with the LLC Act and shall continue until the winding up and liquidation of Topaz and the completion of its business following a Liquidating Event as provided in Article XII.

         Section 1.7 Title to Topaz Property. All Topaz Property shall be owned by Topaz as an entity, and no Member shall have any ownership interest in such property in its individual



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                                                             Topaz LLC Agreement


name or right. Each Member's interest in Topaz shall be personal property for all purposes. Topaz shall hold all of its property in the name of Topaz and not in the name of any Member.

         Section 1.8 Payments of Individual Obligations. Topaz's credit and assets shall be used solely for the benefit of Topaz, and no asset of Topaz shall be transferred or encumbered for or in payment of any individual obligation of any Member.

                                   ARTICLE II

                                   DEFINITIONS

         Section 2.1 Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Topaz LLC Agreement (including the Preliminary Statements and the Schedules and Exhibits hereto) shall have the meanings set forth in Section 1.01 of Annex A to the Amended and Restated Participation Agreement dated as of the Signing Date (as amended, restated, supplemented or otherwise modified from time to time pursuant to the provisions thereof and any other Transaction Document applicable thereto, the "PARTICIPATION AGREEMENT"), among El Paso, EPED Holding, EPED B, Investor, the Co-Issuer, Jewel, Topaz, Emerald, Citrine, Garnet, Diamond, Diamond Holdings, Amethyst, Aquamarine, Peridot, the Share Trust, the Management Company (each, as defined therein), Wilmington Trust Company and The Bank of New York.

         Section 2.2 Rules of Construction. This Topaz LLC Agreement and the definitions referred to in Section 2.1 shall be governed by, and construed in accordance with, the rules of construction set forth in Section 1.02 of Annex A to the Participation Agreement.

                                   ARTICLE III

        INTERESTS; MEMBERS; CAPITAL CONTRIBUTIONS; ADDITIONAL AGREEMENTS

         Section 3.1 Interests. There shall be three classes of Topaz Interests: a Topaz Minority Member Interest, a Topaz Majority Member Interest and a Topaz Second El Paso Member Interest. Certificates in the form attached as Exhibit A hereto (each, a "TOPAZ CERTIFICATE OF INTEREST") shall be issued to each of the Topaz Minority Member, Topaz Majority Member and Topaz Second El Paso Member to evidence their respective Topaz Interests herein. Each of the parties hereto hereby acknowledges and agrees that the Topaz Interests shall constitute "securities" governed by Article 8 of the Uniform Commercial Code as in effect in any applicable jurisdiction. The holder of the Topaz Minority Member Interest shall have all of the rights and obligations provided to the Topaz Minority Member under this Topaz LLC Agreement and the LLC Act, the holder of the Topaz Majority Member Interest shall have all of the rights and obligations provided to the Topaz Majority Member under this Topaz LLC Agreement, and the holder of the Topaz Second El Paso Member Interest shall have all of the rights and obligations provided to the Topaz Second El Paso Member under this Topaz LLC Agreement and the LLC Act.

         Section 3.2 Topaz Minority Member, Topaz Majority Member and Topaz Second El Paso Member.



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                                                             Topaz LLC Agreement


         (a) Topaz Minority Member. On and as of the Closing Date, Investor, as the Topaz Minority Member, made a Capital Contribution to Topaz in Cash in the amount of $300,000,000 and after giving effect to such Capital Contribution and the other transactions effected on and as of the Closing Date, (i) the name and address of the Topaz Minority Member and the Capital Account balance of the Topaz Minority Member was reflected in the books and records of Topaz as set forth in Schedule 3.2(a) hereto, and (ii) the Managing Member executed on behalf of Topaz a Topaz Certificate of Interest in the name of the Topaz Minority Member representing its Topaz Minority Member Interest.

         (b) Topaz Majority Member. On and as of the Closing Date, (i) EPED Holding's interest in Topaz under the Original Topaz LLC Agreement was converted into a Topaz Majority Member Interest and (ii) EPED Holding, as the Topaz Majority Member, made a Capital Contribution to Topaz in Cash in the amount of $500,000. After giving effect to such Capital Contribution and the other transactions effected on and as of the Closing Date, (i) the name and address of the Topaz Majority Member and the Capital Account balance of the Topaz Majority Member on and as of the Closing Date was reflected in the books and records of Topaz as set forth in Schedule 3.2(a) hereto, and (ii) the Managing Member executed on behalf of Topaz a Topaz Certificate of Interest in the name of the Topaz Majority Member representing its Topaz Majority Member Interest.

         (c) Topaz Second El Paso Member. On and as of the Closing Date, El Paso, as the Topaz Second El Paso Member, made a Capital Contribution to Topaz in Cash in the amount of $500,000, and after giving effect to such Capital Contribution and the other transactions effected on and as of the Closing Date,
(i) the name and address of the Topaz Second El Paso Member and the Capital Account balance of the Topaz Second El Paso Member on and as of the Closing Date was reflected in the books and records of Topaz as set forth in Schedule 3.2(a) hereto, and the (ii) Managing Member executed on behalf of Topaz a Topaz Certificate of Interest in the name of the Topaz Second El Paso Member representing its Topaz Second El Paso Member Interest.

         Section 3.3 Additional Capital Contributions.

         (a) Capital Contributions by Topaz Majority Member.

                  (i) Capital Contributions. The Topaz Majority Member may at any time make additional Capital Contributions to Topaz of Cash and/or Financial Investments.

                  (ii) Deemed Capital Contributions. The Topaz Majority Member shall be deemed to have made Capital Contributions to Topaz of Cash as set forth in the last sentences of Sections 5.4(a) and 5.4(c).

         (b) Capital Contributions by Topaz Minority Member.

                  (i) Limitation on Capital Contributions. The Topaz Minority Member shall make no Capital Contributions to Topaz other than the Capital Contribution described in Section 3.2(a) and the deemed Capital Contribution described in Section 3.3(b)(ii).



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                                                             Topaz LLC Agreement


                  (ii) Overfund Account. The Topaz Minority Member shall be deemed to have made, on the date any amounts are deposited into (1) the Overfund Account pursuant to Section 5.04 of the Indenture or (2) the Dollar Collection Account pursuant to Section 5.02(b)(v) of the Indenture, a Capital Contribution to Topaz in an amount equal to the lesser of (x) the excess of such amounts so deposited over the amount of such deposits that have been deemed to have been contributed to Diamond pursuant to Section 3.3(a)(iv) of the Diamond LLC Agreement and
         (y) the cumulative amounts of Gross Income allocated to the Topaz Minority Member pursuant to Section 4.4(d) that have not been Distributed pursuant to Section 5.1(a) (or deemed to be so Distributed).

         (c) Capital Contributions by Topaz Second El Paso Member. The Topaz Second El Paso Member may at any time make additional Capital Contributions to Topaz of Cash and/or Financial Investments.

         Section 3.4 Additional Agreements Among Members.

         (a) Return of Capital Contributions. Except as otherwise provided in
Article V, Article XI or Article XII or in the LLC Act, no Member shall be entitled to demand or receive a return of its Capital Contributions or withdraw its capital from Topaz without the consent of all Members. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than Cash except as specifically provided in this Topaz LLC Agreement.

         (b) Return on Capital. No Member shall receive any interest or return with respect to its Capital Contributions or its Capital Account except as otherwise provided in this Topaz LLC Agreement.

         (c) Obligations of Topaz. No Member (including the Managing Member) shall be liable for the debts, liabilities, contracts or any other Obligations of Topaz. Except as otherwise required by mandatory provisions of Applicable Law, no Member shall be required to lend any funds to Topaz or to make any additional Capital Contributions to Topaz. No Member shall have personal liability for the repayment of any Capital Contributions of the other Members.

         (d) Other Investments. Subject, in the case of the Managing Member, to Sections 6.5(d) and 6.5(e), each Member acknowledges that the other Members and their Affiliates are free to engage or invest in an unlimited number of activities or businesses, any one or more of which may be related to the activities or businesses of Topaz, without having or incurring any obligation to offer any interest in such activities or businesses to Topaz or any Member, and neither this Topaz LLC Agreement nor any activity undertaken pursuant to this Topaz LLC Agreement shall prevent any Member or its Affiliates from engaging in such activities, or require any Member to permit Topaz or any Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Topaz LLC Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. Each Member acknowledges that certain conflicts of interest may thus arise and hereby agrees that the specific rights with respect to the Members' and their Affiliates' freedom of action provided in this Section 3.4(d), together with the other provisions of this Topaz LLC Agreement, are sufficient to protect their respective interests in relation to such



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                                                             Topaz LLC Agreement


possible conflicts and are to be in lieu of all other possible limitations which might otherwise be implied in fact, in law or in equity.

                                   ARTICLE IV

                      ALLOCATION OF NET INCOME AND NET LOSS

         Section 4.1 Allocation of Net Income and Net Losses. The Members agree to treat Topaz as a partnership and the Topaz Members as partners thereof for U.S. federal income tax purposes and shall file all tax returns accordingly. Except as otherwise provided in this Article IV, Topaz's Net Income or Net Losses, as the case may be, and each item of income, gain, loss and deduction entering into the computation thereof, for each Allocation Period shall be allocated to the Topaz Members as follows:

         (a) Net Income. Net Income shall be allocated in the following order and priority:

                  (i) First, 100% to the Topaz Minority Member until the aggregate amount of Net Income allocated pursuant to this Section 4.1(a)(i) for the current and all prior Allocation Periods equals the aggregate amount of Net Losses allocated pursuant to Section 4.1(b)(ii) for all prior Allocation Periods; and

                  (ii) Second, 100% to the Topaz Majority Member and to the Topaz Second El Paso Member pro rata in proportion to their respective positive Capital Account balances.

         (b) Net Losses. Net Losses shall be allocated in the following order and priority:

                  (i) First, 100% to the Topaz Majority Member and to the Topaz Second El Paso Member pro rata in proportion to and to the extent of their respective positive Capital Account balances; and

                  (ii) Second, 100% to the Topaz Minority Member.

         Section 4.2 [Reserved].

         Section 4.3 [Reserved].

         Section 4.4 Special Tax Allocations.

         (a) [Reserved].

         (b) Minimum Gain Chargeback/Member Minimum Gain Chargeback. If there is a net decrease in "partnership minimum gain" (within the meaning of Regulation
Section 1.704-2(d)) for an Allocation Period with respect to Topaz, then there shall be allocated to each Topaz Member items of income and gain of Topaz for that Allocation Period (and if necessary subsequent Allocation Periods) equal to that Topaz Member's share of the net decrease in partnership minimum gain (within the meaning of Regulation Section 1.704-2(g)(2)), subject to the exceptions set forth in Regulation Section 1.704-2(f)(2) and (3), and to any exceptions provided by the Commissioner of the Internal Revenue Service pursuant to Regulation Section 1.704-2(f)(5), provided, that if Topaz



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                                                             Topaz LLC Agreement


has any discretion as to an exception provided pursuant to Regulation Section 1.704-2(f)(5), the Tax Matters Member may exercise reasonable discretion on behalf of Topaz, which discretion shall be exercised in good faith so as not to prejudice the interests of any Topaz Member. The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulation Section 1.704-2(f) and shall be interpreted and applied in all respects in accordance with that Regulation.

         If during an Allocation Period there is a net decrease in "partner nonrecourse debt minimum gain" (as determined in accordance with Regulation
Section 1.704-2(i)(3)) with respect to Topaz, then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Topaz Member with a share of that partner nonrecourse debt minimum gain (determined in accordance with Regulation Section 1.704-2(i)(5)) as of the beginning of the Allocation Period shall, subject to the exceptions set forth in Regulation Section 1.704-2(i)(4), be allocated items of income and gain of such Allocation Period for the Allocation Period (and, if necessary, for subsequent Allocation Periods) equal to that Topaz Member's share of the net decrease in the partner nonrecourse minimum gain. The foregoing is intended to be the "chargeback of partner nonrecourse debt minimum gain" required by Regulation Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Regulation.

         (c) Qualified Income Offset. If during any Allocation Period a Topaz Member unexpectedly receives any adjustment, allocation or Distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in such Topaz Member's Adjusted Topaz Capital Account, then there shall be allocated to such Topaz Member items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain of Topaz for such Allocation Period) in an amount and manner sufficient to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 4.4(c) shall be made only if and to the extent that such Topaz Member would have a deficit balance in its Adjusted Topaz Capital Account after all other allocations provided for in this
Article IV have been tentatively made as if this Section 4.4(c) were not in this Topaz LLC Agreement. The foregoing is intended to be a "qualified income offset" provision as described in Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with that Regulation.

         (d) Gross Income Allocations; Topaz Minority Member's Cumulative Priority Return. In any Allocation Period ending on or prior to a Mark-to-Market Measurement Date (other than a Mark-to-Market Measurement Date described in clause (b) of the definition of Mark-to-Market Measurement Date), Gross Income shall be allocated to the Topaz Minority Member on each Distribution Date and, if different, as of the end of such Allocation Period in an amount equal to the excess, if any, of (A) the Topaz Minority Member's Cumulative Priority Return as of such date of allocation, over (B) amounts previously allocated pursuant to this Section 4.4(d).

         (e) Member Nonrecourse Deductions. Notwithstanding anything to the contrary in this Article IV, losses, deductions, or expenditures subject to Code
Section 705(a)(2)(B) that are attributable to a particular partner nonrecourse liability shall be allocated to the Topaz Member that bears the economic risk of loss for the liability in accordance with the rules of Regulation Section 1.704-2(i).

                                                             Topaz LLC Agreement


         (f) Nonrecourse Deductions. Nonrecourse deductions within the meaning of Regulation Sections 1.704-2(b)(1) and 1.704-2(c) shall be allocated 100% to the Topaz Majority Member and to the Topaz Second El Paso Member pro rata in proportion to their respective positive Capital Account balances.

         (g) Section 754 Adjustments. To the extent Topaz Capital Accounts are required under Code Section 734(b), including by reason of Regulation Section 1.704-1(b)(2)(iv)(m)(2) or (4), to reflect the adjustment to the adjusted tax basis of an asset as a result of the Distribution to the Topaz Minority Member in complete liquidation of the Topaz Minority Member Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment is an increase) or loss (if the adjustment is a decrease) that is allocated to the Topaz Members in accordance with their interests pursuant to Regulation Section 1.704-1(b)(2)(iv)(m)(2) or to the Member to whom such Distribution was made pursuant to Regulation Section 1.704-1(b)(2)(iv)(m)(4) as applicable.

         (h) Allocations Relating to Taxable Issuance of Membership Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest by Topaz to a Member, other than pursuant to Code
Section 707(a)(2) ("ISSUANCE ITEMS") shall be allocated among the Members and other such allocations to be made under this Topaz LLC Agreement shall be adjusted so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Topaz LLC Agreement to the Topaz Minority Member, shall be equal to the net amount that would have been allocated to such Member if the Issuance Items had not been realized.

         (i) Allocations Relating to Topaz Retirement Option or Topaz Purchase Option. Notwithstanding any other provision of this Article IV, if the Topaz Minority Member Interest is retired pursuant to Section 11.1 or is purchased pursuant to Section 11.2, then items of income, gain, loss, deduction, and expense of the year of retirement or of purchase shall be allocated as necessary to cause the Topaz Minority Member's Capital Account (after all adjustments hereunder) to equal the amount payable under Section 11.1, in the case of the Topaz Retirement Option, or Section 11.2, in the case of the Topaz Purchase Option (taking into account Section 11.2(h) to the extent applicable).

         (j) Allocations Relating to a Repurchase of the Topaz Minority Member Interest. Notwithstanding any other provision of this Article IV, if the Topaz Minority Member Interest is repurchased pursuant to Section 11.5(e), then items of income, gain, loss, deduction, and expense of the year of repurchase shall be allocated as necessary to cause the Topaz Minority Member's Capital Account (after all adjustments hereunder) to equal the Topaz Purchase Price, as if the Mark-to-Market Measurement Date was the Applicable Notice Date under Section 11.2(e).

         Section 4.5 Curative Allocations. The allocations set forth in Sections 4.4(b), 4.4(c), 4.4(e), 4.4(f), and 4.4(g) (the "TOPAZ REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Topaz Regulatory Allocations shall be offset either with other Topaz Regulatory Allocations or with allocations of other items of income, gain, loss or deduction of Topaz pursuant to this Section 4.5. Therefore, notwithstanding any other provision of this Article IV (other than the Topaz Regulatory Allocations), the Managing Member shall make such offsetting allocations of income, gain, loss or deduction of Topaz in whatever manner it determines to be

                                                             Topaz LLC Agreement


appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Topaz Member would have had if the Topaz Regulatory Allocations were not part of this Topaz LLC Agreement and all items of Topaz were allocated pursuant to this Article IV without regard to the Topaz Regulatory Allocations. In exercising its discretion under this Section 4.5, the Managing Member shall take into account future Topaz Regulatory Allocations under Section 4.4(c) that, although not yet made, are likely to offset other Topaz Regulatory Allocations previously made under Sections 4.4(e) and 4.4(f).

         Section 4.6 Loss Limitation. The Net Losses allocated pursuant to
Section 4.1(b) and the items of loss or deduction allocated pursuant to Sections
4.4 and 4.5 shall not exceed the maximum amount of Net Losses and items of loss or deduction that can be so allocated without causing any Topaz Member to have a deficit balance in its Adjusted Topaz Capital Account at the end of any Allocation Period. All Net Losses and items of loss or deduction in excess of the limitation set forth in this Section 4.6 shall be allocated to the other Topaz Members pro rata in accordance with their positive Adjusted Topaz Capital Account balances.

         Section 4.7 Other Allocation Rules.

         (a) Net Income, Net Losses and any other items of income, gain, loss or deduction shall be allocated to the Topaz Members pursuant to this Article IV as of the last day of each Allocation Period; provided that Net Income, Net Losses and such other items shall also be allocated at such other times as the Gross Asset Values of Topaz Property are adjusted pursuant to clause (b) of the definition of Gross Asset Value; provided, further, that Gross Income shall be allocated at such other times as specified pursuant to Section 4.4(d). (b) The Topaz Members hereby agree to be bound by the provisions of this Article IV in reporting their shares of Topaz income and loss for income tax purposes, except to the extent otherwise required by law. The Topaz Members agree, for purposes of maintaining their Topaz Capital Accounts, to be bound by the allocations contained in this Article IV, notwithstanding any allocations for income tax purposes.

         (c) Solely for purposes of determining the Topaz Members' proportionate share of the "excess non recourse liabilities" of Topaz within the meaning of Regulation Section 1.752-3(a)(3), the Topaz Members' interests in profits of Topaz are as follows: 0% to the Topaz Minority Member and 100% to the Topaz Majority Member and to the Topaz Second El Paso Member pro rata in proportion to their respective positive Capital Account balances.

         (d) To the extent permitted by Regulation Section 1.704-2(h)(3), the Managing Member shall endeavor to treat Distributions of Cash as having been made from the proceeds of a nonrecourse liability (within the meaning of Regulation Section 1.704-2(b)(3)) only to the extent that such Distributions would cause or increase any deficit balance of the Topaz Minority Member's Adjusted Topaz Capital Account.

         Section 4.8 Tax Allocations; Code Section 704(c). In accordance with Code Section 704(c) and the applicable Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to Topaz shall, solely for tax purposes, be allocated among the Topaz

                                                             Topaz LLC Agreement


Members so as to take account of any variation between the adjusted basis of such property to Topaz for federal income tax purposes and its Initial Gross Asset Value.

         In the event the Gross Asset Value of any asset of Topaz is adjusted pursuant to clause (b) or (d) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations thereunder.

         Any elections or other decisions relating to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Topaz LLC Agreement, provided that Topaz shall elect to apply any allocation method permitted by the Regulations under Code Section 704(c). In furtherance of the foregoing, Topaz shall use any reasonable method, in the discretion of the Managing Member, such that the amount of such tax items allocable to the Topaz Minority Member hereunder for any Allocation Period shall be equal in the aggregate to the amount of book deductions allocable to the Topaz Minority Member hereunder for such Allocation Period. Allocations pursuant to this Section 4.8 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Topaz Member's Capital Account or share of Net Income, Net Losses, other items, or Distributions pursuant to any provision of this Topaz LLC Agreement.

         Except as otherwise provided in this Topaz LLC Agreement, for federal, state and local income tax purposes, all items of income, gain, loss, deduction, and any other allocations not otherwise provided for shall be allocated to the Topaz Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 4.1 and 4.4.

         To the extent that allocations made pursuant to this Article IV for any Allocation Period ending prior to a Mark-to-Market Measurement Date, if any, include the allocation of an item of income or gain that is recaptured as ordinary income under Code Sections 1245, 1250 and 1254 and that is attributable to deductions taken prior to the Closing Date, such ordinary income shall be allocated to the Member to whom the deduction was allocated.

         Section 4.9 Order of Allocations. All allocations made pursuant to this
Article IV shall be made in the following order:

                  (i) Section 4.4(i);

                  (ii) Section 4.4(j);

                  (iii) Section 4.4(d);

                  (iv) Section 4.4(b);

                  (v) Section 4.4(c);

                  (vi) Section 4.4(e);

                                                             Topaz LLC Agreement


                  (vii) Section 4.4(f);

                  (viii) Section 4.4(h); and

                  (ix) Section 4.1.

         Such provisions shall be applied as if all Distributions and allocations were made at the end of the applicable Allocation Period, and at such other times as otherwise specified in Section 4.4(d). Where any provision depends on the balance of a Capital Account of any Member, that Capital Account shall be determined after the operation of all preceding provisions for the applicable Allocation Period. These allocations shall be made consistently with the requirements of Regulation Section 1.704-2(j).

                                    ARTICLE V

                           DISTRIBUTIONS; WITHDRAWALS

         Section 5.1 Distributions.

         (a) Topaz Minority Member's Cumulative Priority Return.

                  (i) Prior to the Extension Period Commencement Date. Except as otherwise provided in Article XII, on or before 3:30 p.m. (New York City time) on the second Business Day next preceding each Distribution Date occurring prior to both the Mark-to-Market Measurement Date and the Extension Period Commencement Date, Available Cash of Topaz shall be Distributed 100% to the Topaz Minority Member, until the Topaz Minority Member receives an amount equal to the excess, if any, of (x) the cumulative amounts of Gross Income allocated to the Topaz Minority Member pursuant to Section 4.4(d) as of such Distribution Date, over
         (y) all prior Distributions to the Topaz Minority Member pursuant to this Section 5.1(a)(i) (including any deemed Section 5.1(a) Distributions pursuant to Sections 5.4(a), 5.4(b) and 5.4(c)).

                  (ii) During the Extension Period. Except as otherwise provided in Article XII, on or before 12:00 noon (New York City time) on each Extension Period Payment Date (or, if such date is not a Business Day, on the next succeeding Business Day) which is prior to the Mark-to-Market Measurement Date, Available Cash of Topaz shall be Distributed 100% to the Topaz Minority Member, until the Topaz Minority Member receives an amount equal to the excess, if any, of (x) the cumulative amounts of Gross Income allocated to the Topaz Minority Member pursuant to Section 4.4(d) as of such Extension Period Payment Date, over (y) all prior Distributions to the Topaz Minority Member pursuant to Section 5.1(a)(i) and this Section 5.1(a)(ii) (including any deemed Section 5.1(a) Distributions pursuant to Sections 5.4(a), 5.4(b) and 5.4(c)).

                  (iii) Deemed Distributions. To the extent of any Topaz External Amount or Garnet Political Risk Proceeds deemed (by virtue of
         Section 5.4) to have been received by Topaz as payment of interest on the Emerald Loan or as Capital Contributions by the Topaz Majority Member or to the extent any amounts described in Section 3.3(b)(ii) are deemed to have been received by Topaz as Capital Contributions by the Topaz Minority

                                                             Topaz LLC Agreement


         Member, such proceeds shall be further deemed to have been Distributed pursuant to Section 5.1(a)(i) or 5.1(a)(ii) to the Topaz Minority Member to the extent that (x) the cumulative amount of Gross Income allocated to the Topaz Minority Member pursuant to Section 4.4(d) exceeds (y) all prior Distributions to the Topaz Minority Member pursuant to Sections 5.1(a)(i) and 5.1(a)(ii) (including any deemed
         Section 5.1(a) Distributions pursuant to Sections 5.4(a), 5.4(b) and 5.4(c)).

         (b) [Reserved].

         (c) Distributions in Connection with Asset Dispositions. In connection with (A) the sale of or realization upon one or more assets pursuant to an exercise of the Topaz Asset Remedy in connection with a Specified Equity Event or (B) the consummation of an Asset Disposition, in each case prior to the Extension Period Commencement Date, Topaz shall pay to the Topaz Minority Member, not later than 12:00 noon (New York City time) on the date of any such sale of assets(s) or realizations(s), as applicable, (or, if such sale or realization occurs after 11:00 a.m. (New York City time), not later than 12:00 noon on the next succeeding Business Day), Cash in an aggregate amount equal to the lesser of (1) the aggregate proceeds of such sale, realization or disposition, as applicable, and (2) the sum of the accrued and unpaid Topaz Minority Member's Cumulative Priority Return and the positive balance in the Topaz Minority Member's Capital Account, in each case, as of such date after taking into account all allocations required to be made to the Topaz Minority Member pursuant to Article IV as of such date; provided, that the payment by Topaz under this Section 5.1(c) of the proceeds of (A) any sale of or realization upon assets pursuant to an exercise of the Topaz Asset Remedy in connection with a Specified Equity Event after the repayment in full of all Outstanding Notes or (B) the consummation of an Asset Disposition shall be subject to the right of the Topaz Minority Member to elect not to receive all or a portion of such proceeds pursuant to Section 6.3(i). Payments pursuant to this
Section 5.1(c)(i) shall be treated, for GAAP accounting, tax and all other purposes of the Transaction Documents, as follows:

                  (x) first, as a payment to the Topaz Minority Member pursuant to Section 5.1(a) in an amount up to the accrued and unpaid Topaz Minority Member's Cumulative Priority Return; and

                  (y) second, the excess, as a Distribution to the Topaz Minority Member.

         (d) Distributions in Connection With Emerald Loan Principal Repayments. Upon the receipt by Topaz of any amount representing payment or prepayment of all or any portion of the principal amount of the Emerald Loan (or deemed receipt of any such amount under Section 5.4 hereof), Topaz shall Distribute (or with respect to any such amount deemed received pursuant to Section 5.4, shall be deemed to have Distributed) to the Topaz Minority Member, not later than 4:00 p.m. (New York City time) on the date such amount is received (or deemed received) by Topaz, Available Cash of Topaz in an amount equal to the lesser of
(x) the excess of the aggregate amount of all payments or prepayments of the principal amount of the Emerald Loan received (or deemed received) prior to such date, over the aggregate amounts previously taken into account pursuant to this
Section 5.1(d) and (y) the positive balance in the Topaz Minority Member's Capital Account, in each case, as of such date after taking into account all allocations

                                                             Topaz LLC Agreement


required to be made to the Topaz Minority Member pursuant to Article IV and any Distributions required to be made to the Topaz Minority Member pursuant to
Section 5.1(a) as of such date; provided, that no Distributions shall be made to the Topaz Minority Member pursuant to this clause (d) after a Mark-to-Market Measurement Date.

         (e) Distributions to Topaz Majority Member and Topaz Second El Paso Member. Except to the extent such Available Cash is required to be Distributed as provided in Section 5.1(a) or 5.1(d), all Available Cash of Topaz shall be Distributed to the Topaz Majority Member and the Topaz Second El Paso Member (pro rata in accordance with their respective positive Capital Account balances):

                  (i) prior to the Extension Period Commencement Date, on such dates as the Topaz Majority Member shall direct; and

                  (ii) during the Extension Period, on such dates as the Managing Member shall direct.

         (f) Distribution in Cash. Except as permitted under Section 11.1(d) or 12.9, no Distribution shall be made to the Topaz Minority Member other than in the form of Cash.

         (g) No Other Distributions. Except as provided in this Section 5.1,
Section 5.3, Section 5.4, Section 11.1(d), Section 11.5(e) and Article XII, no other Distributions shall be permitted other than any Distributions made with the consent of all of the Members pursuant to Section 6.3(i).

         Section 5.2 More than One Topaz Minority Member or Topaz Majority
Member.

         (a) More than One Topaz Minority Member. In the event that there is more than one Topaz Minority Member, allocations to the Topaz Minority Member pursuant to Article IV, Distributions to the Topaz Minority Member, and all other references in this Topaz LLC Agreement and the Transaction Documents referring to amounts shall be divided among the Topaz Minority Members in proportion to their respective Topaz Minority Percentages. All references in this Topaz LLC Agreement and the other Transaction Documents to the Topaz Minority Member (or words of similar import) shall be deemed to refer to all of such Topaz Minority Members, collectively.

         (b) More than One Topaz Majority Member. In the event that there is more than one Topaz Majority Member, allocations to the Topaz Majority Member pursuant to Article IV, Distributions to the Topaz Majority Member, and all other references in this Topaz LLC Agreement and the other Transaction Documents referring to amounts shall be divided among the Topaz Majority Members in proportion to their respective Topaz Majority Percentages; provided, that all other references to the Topaz Majority Member (or words of similar import) (including any provisions with respect to notices to or by the Topaz Majority Member or management rights of the Topaz Majority Member) shall be deemed to refer solely to the original Topaz Majority Member.

         Section 5.3 Amounts Withheld. All amounts withheld or required to be withheld pursuant to the Code or any provision of any state, local or foreign Tax law, with respect to any payment, Distribution or allocation to or by Topaz or to or by the Members and treated by the

                                                             Topaz LLC Agreement


Code (whether or not withheld pursuant to the Code) or any other applicable Tax law as amounts payable by or in respect of the Members or any Person owning an interest, directly or indirectly, in such Member shall be treated as a Distribution to the Members with respect to which such amount was withheld pursuant to this Article V for all purposes under this Topaz LLC Agreement (including an appropriate debit to such Member's Capital Account).

         Section 5.4 Deemed Contributions, Distributions and Payments on the Emerald Loan.

         (a) Treatment of Topaz External Amount. Upon the receipt (without duplication) of any External Proceeds under Section 5.05 of the Indenture and/or
Section 5.05 of the New Indenture, Topaz shall be deemed to have received, for GAAP accounting and tax purposes and for all purposes of the Transaction Documents, payments of principal of and interest on the Emerald Loan in an amount equal to the lesser of: (i) the Topaz External Amount and (ii) the sum of
(A) the accrued interest on the Emerald Loan that has not been previously paid to Topaz and (B) the outstanding principal amount of the Emerald Loan, each as determined as of the date of distribution of such External Proceeds. If at the time that the obligation to pay interest and principal on the Emerald Loan has been satisfied, there remains an excess described in the previous sentence that has not been treated as a deemed payment under the Emerald Loan, then the Topaz Majority Member shall be deemed to have made a Capital Contribution in such amount to Topaz.

         (b) Overfund Account. Following any distribution of amounts deposited into (1) the Overfund Account pursuant to Section 5.04 of the Indenture or (2) the Dollar Collection Account pursuant to Section 5.02(b)(v) of the Indenture, Topaz shall be deemed to have made, for GAAP accounting and tax purposes and for all purposes of the Transaction Documents, on the date any such amounts are distributed by the Indenture Trustee, a Distribution to the Topaz Minority Member in an amount equal to the lesser of (x) the excess of such amounts so deposited over the amount of such deposits that have been deemed to have been contributed to Diamond pursuant to Section 3.3(a)(iv) of the Diamond LLC Agreement and (y) the cumulative amount of Gross Income allocated to the Topaz Minority Member pursuant to Section 4.4(d) that has not been Distributed pursuant to Section 5.1(a) (or deemed to have been Distributed pursuant to Sections 5.4(a), 5.4(b) or 5.4(c)).

         (c) Political Risk Policy. Upon receipt by the Class A Shareholder of any proceeds paid pursuant to the Political Risk Policy in respect of any assets, activities or operations of Garnet (other than indirectly through Garnet's Diamond Class B Member Interest) ("GARNET POLITICAL RISK PROCEEDS"), Topaz shall be deemed to have received, for GAAP accounting and tax purposes and for all purposes of the Transaction Documents, payments of principal and interest pursuant to the Emerald Loan in an amount equal to the lesser of: (i) the amount of such Garnet Political Risk Proceeds and (ii) the sum of (A) the accrued interest on the Emerald Loan that has not been previously paid (or deemed paid) to Topaz and (B) the outstanding principal amount of the Emerald Loan, each as determined as of such date of receipt of such proceeds by the Class A Shareholder. If at the time that the obligation to pay interest and principal on the Emerald Loan has been satisfied, there remains an excess described in the previous sentence that has not been treated as a deemed payment under the Emerald Loan, then the Topaz Majority Member shall be deemed to have made a Capital Contribution in such amount to Topaz.

                                                             Topaz LLC Agreement


         Section 5.5 Notice of Certain Distributions. If Topaz Distributes any amount to the Topaz Minority Member in order to cause the redemption, in whole or in part, of (a) the Notes pursuant to the terms of the Indenture and/or (b) upon and after payment in full of the Outstanding Notes, the New Notes pursuant to the terms of the New Indenture, Topaz shall notify Investor in writing (with a copy to the Indenture Trustee and/or the New Indenture Trustee, as applicable) that such Distribution is being made in order to cause such redemption and specifying the amount of such Distribution to be used for such purpose and the relevant Optional Redemption Date, Mandatory Redemption Date or Special Redemption Date.

                                   ARTICLE VI

                                   MANAGEMENT

         Section 6.1 Management of Topaz.

         (a) Managing Member. The management of Topaz shall be vested in the Managing Member, which shall be a "manager" within the meaning of the LLC Act, and except as otherwise provided in this Topaz LLC Agreement, the Managing Member shall have full power and authority to manage the business and affairs of Topaz to the extent provided in the LLC Act, and no other Member shall have any such management power or authority.

         The Topaz Majority Member shall be the Managing Member at all times prior to the appointment of a replacement Managing Member in accordance with this Section 6.1(a). The Topaz Minority Member shall have the right to remove the Topaz Majority Member as Managing Member upon the occurrence of any of the following events: (i) the Bankruptcy of El Paso, EPED Holding, the Topaz Majority Member or the Share Trust; (ii) a material breach by the Topaz Majority Member, in its capacity as Managing Member, of its obligations as Managing Member under this Topaz LLC Agreement, which breach continues and is uncured in all material respects on the date occurring 30 days after the Topaz Majority Member, El Paso or any Affiliate of El Paso receives written notice or has actual knowledge thereof; (iii) the gross negligence or willful misconduct of the Topaz Majority Member, in its capacity as Managing Member, in the performance of its obligations as Managing Member under this Topaz LLC Agreement; (iv) the removal of (x) Garnet as the Managing Member of Diamond pursuant to Section 6.1(a) of the Diamond LLC Agreement or (y) EPED B as the Managing Member of Garnet pursuant to Section 6.1(a) of the Garnet LLC Agreement; (v) any representation or warranty made by El Paso under Section 4.3 of the Participation Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and such misrepresentation continues to remain materially incorrect for 30 days after the earlier of (x) El Paso having actual knowledge of such misrepresentation and (y) the giving of written notice of such misrepresentation to El Paso by the Class A Shareholder; (vi) the 60th day following the occurrence of a Note Trigger Event; (vii) a Specified Equity Event or (viii) the occurrence of an El Paso Debt Obligation Repayment Event of the type described in clause (b) of the definition thereof. The Topaz Minority Member shall exercise such right of removal by providing written notice of such exercise to the Topaz Majority Member after the occurrence of any of the foregoing events and such notice shall become effective (x) in the case of any notice under clause (i) or (vii) above, immediately and (y) in the case of any notice under clause (ii), (iii), (iv), (v), (vi), (viii), (ix), (x) or (xi) above, upon the expiration of the applicable grace and cure

                                                             Topaz LLC Agreement


periods, if any, referred to in any such clause; provided, however, that, in each case, if the Share Purchase Option is exercised and consummated in accordance with Section 7.1 of the Investor Shareholders Agreement, then such notice shall be deemed to have been revoked and shall be of no further force or effect. On the date any notice under this Section 6.1(a) becomes effective, the Topaz Minority Member or its designee shall (unless revoked or unless the Topaz Majority Member shall be actively contesting such removal in good faith by appropriate proceedings) without further act become the Managing Member of Topaz for all purposes of this Topaz LLC Agreement and the Topaz Majority Member shall no longer be the Managing Member.

         The Topaz Minority Member shall also have the right to remove the Topaz Majority Member as Managing Member by delivering written notice of its exercise of such right of removal to the Topaz Majority Member no earlier than five days prior to the end of any Fiscal Quarter and no later than the tenth day of the next succeeding Fiscal Quarter (each a "QUARTERLY MANAGEMENT REPLACEMENT WINDOW"); provided, that if such QMR Notice is not given by the Topaz Minority Member during any such Quarterly Management Replacement Window, then the Topaz Majority Member shall continue as Managing Member. If a QMR Notice is delivered during a Quarterly Management Replacement Window and El Paso has not exercised its Share Purchase Option in accordance with Section 7.1 of the Investor Shareholders Agreement on or prior to the tenth day following such delivery, then such QMR Notice shall become effective on such tenth day following delivery of any such QMR Notice, and the Topaz Minority Member or its designee shall, on such tenth day, without further act become the Managing Member of Topaz for all purposes of this Topaz LLC Agreement and the Topaz Majority Member shall no longer be the Managing Member; provided, however, that if El Paso exercises its Share Purchase Option in accordance with Section 7.1 of the Investor Shareholders Agreement on or prior to such tenth day after delivery of such QMR Notice, then such QMR Notice shall not become effective until the sixtieth day following the date of such exercise by El Paso of its Share Purchase Option and then if, and only if, the Share Purchase Option shall not have been consummated prior to such sixtieth day.

         (b) Authority of Managing Member. The Managing Member shall have the authority on behalf and in the name of Topaz to perform all acts necessary and desirable to the objects and purposes of Topaz, subject only to the restrictions expressly set forth in this Topaz LLC Agreement (including Sections 6.3 and 6.5) and subject to the rights of the Liquidator to liquidate Topaz and take all actions incidental thereto in accordance with Article XII. Subject to such restrictions, the authority of the Managing Member shall include the authority to:

                  (i) engage in transactions and dealings on behalf of Topaz, including transactions and dealings with any Member or any Affiliate of any Member;

                  (ii) call meetings of Members or any class thereof;

                  (iii) vote any Equity Interests or Topaz Permitted Assets (if applicable);

                  (iv) purchase or otherwise acquire, or dispose of, Topaz Permitted Assets;

                                                             Topaz LLC Agreement


                  (v) determine and make Distributions, in Cash or otherwise, on the Topaz Interests in accordance with the provisions of this Topaz LLC Agreement and the LLC Act;

                  (vi) appoint (and dismiss from appointment) officers, attorneys and agents on behalf of Topaz, and engage (and dismiss from engagement) any and all Persons providing legal, accounting or financial services to Topaz, or such other Persons as the Managing Member reasonably deems necessary or desirable for the management and operation of Topaz;

                  (vii) incur and pay all expenses and obligations incidental to the operation and management of Topaz, including all Company Expenses of Topaz;

                  (viii) open accounts (including, without limitation, the Topaz Investor's Account);

                  (ix) subject to Article XII, effect a dissolution of Topaz after the occurrence of a Liquidating Event;

                  (x) bring and defend (or settle) on behalf of Topaz actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or any arbitrator or otherwise;

                  (xi) prepare or cause to be prepared reports, statements and other relevant information for distribution to the Members as may be required by this Topaz LLC Agreement or the LLC Act and any additional information determined to be appropriate by the Managing Member from time to time;

                  (xii) subject to Section 7.4, execute, deliver and perform on behalf of Topaz, Topaz's obligations under and exercise on behalf of Topaz, Topaz's rights under, any Transaction Documents to which Topaz is a party, including any certificates and other documents and instruments related thereto;

                  (xiii) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to Topaz Property pursuant to Section 8.3; and

                  (xiv) execute all other documents or instruments, perform all duties, exercise all powers, and do all things for and on behalf of Topaz necessary or desirable to accomplish any of, or incidental to, the foregoing.

         Section 6.2 Right to Rely on the Managing Member.

         (a) Any Person dealing with Topaz may rely (without duty of further inquiry) upon a certificate signed by the Managing Member as to:

                  (i) The identity of the Managing Member, the Topaz Minority Member, the Topaz Majority Member or the Topaz Second El Paso Member;

                                                             Topaz LLC Agreement


                  (ii) The existence or nonexistence of any fact or facts that constitute a condition precedent to acts by the Managing Member or that are in any other manner germane to the affairs of Topaz;

                  (iii) The Persons who are authorized to execute and deliver any instrument or document of Topaz; and

                  (iv) Any act or failure to act by Topaz or any other matter whatsoever involving Topaz or any Member.

         (b) The signature of the Managing Member shall be sufficient to convey title to any property owned by Topaz, and all of the Members agree that a copy of this Topaz LLC Agreement may be shown to the appropriate parties in order to confirm the same, and further agree that the signature of the Managing Member shall be sufficient to execute any documents necessary to effectuate this or any other provision of this Topaz LLC Agreement.

         Section 6.3 Decisions Requiring Unanimous Member Consent. Notwithstanding any power or authority granted the Managing Member under the LLC Act, the Topaz Certificate of Formation or this Topaz LLC Agreement (including Sections 6.1 and 6.5), the Managing Member may not make any decision or take any action for which the consent of all the Members is expressly required by the Topaz Certificate of Formation or this Topaz LLC Agreement, without first obtaining such consent. Notwithstanding any power or authority granted to the Managing Member under the LLC Act, the Topaz Certificate of Formation or this Topaz LLC Agreement (including Sections 6.1 and 6.5), the Managing Member shall not have the authority to, and covenants and agrees that it shall not, take any of the following actions without the consent of all of the Members (provided that no approval of the Topaz Majority Member or Topaz Second El Paso Member shall be required for any action of the Topaz Minority Member pursuant to
Section 7.4, 11.3 or 11.4(a)):

         (a) Contravention. Act in contravention of this Topaz LLC Agreement or any other Transaction Document applicable to Topaz or, when acting on behalf of Topaz, engage in activities inconsistent with the purposes of this Topaz LLC Agreement;

         (b) [Reserved].

         (c) Character of Permitted Investments. Cause or permit Topaz to acquire by purchase, contribution or exchange (including by way of merger, liquidation or consolidation with or into any other Person) any assets other than Topaz Permitted Assets, regardless of amount;

         (d) Dispositions by Topaz. Cause or permit Topaz to Dispose of the Emerald Loan, other than a Disposition (x) that constitutes the granting of a Lien under the Collateral Agreement, (y) that constitutes the granting of any Permitted Lien of the type described in clause (i) of the definition thereof or
(z) in connection with the repayment or prepayment thereof (to the extent permitted under Section 2.04(a) or 2.05 of the Emerald Loan Agreement); provided, however, that this clause (d) shall not apply to any Disposition of assets in connection with, or to produce funds used to successfully effect, (x) a Purchase Option, a Retirement Option, an Asset Remedy or an Investor Asset Sale, (y) any enforcement of, or levy on, a judgment obtained in

                                                             Topaz LLC Agreement


accordance with Section 2.05(f) of the New Indenture by the New Indenture Trustee or the New Noteholders in connection with a New Indenture Event of Default or (z) an Asset Disposition;

         (e) [Reserved].

         (f) [Reserved].

         (g) Indebtedness, Etc. Cause or permit Topaz to incur, assume or obligate itself by contract for any Permitted Financial Obligations owing by Topaz (except that Topaz may enter into and incur obligations under the Transaction Documents, including costs, expenses, indemnities, fees (including reasonable attorneys' and accountants' fees), Additional Financing Costs and Taxes);

         (h) Issuance of Additional Topaz Interests; Admission of Additional Members. Cause or permit Topaz to issue Topaz Interests other than the Topaz Minority Member Interest, the Topaz Majority Member Interest and the Topaz Second El Paso Member Interest, or to admit any Topaz Minority Member, Topaz Majority Member or Topaz Second El Paso Member to Topaz other than pursuant to
Article X or Article XI; provided that Capital Contributions permitted hereby and made by any existing Member of Topaz shall not constitute the admission of a member or the issuance of Topaz Interests;

         (i) Distributions or Redemptions of Member Interests. Cause or permit
(i) any Distribution in respect of Topaz Interests or (ii) any redemption of Topaz Interests, other than, in each case in clause (i) or (ii) above, as permitted or contemplated by the Transaction Documents; provided, that the Topaz Minority Member may, by written notice to Topaz, elect not to receive all or any portion of any payment by Topaz under Section 5.1(c) of the proceeds of (A) any sale of or realization upon assets pursuant to an exercise of the Topaz Asset Remedy in connection with a Specified Equity Event after the repayment in full of all Outstanding Notes, or (B) the consummation of an Asset Disposition, and the consent of the Topaz Majority Member to such election shall be deemed to have been given upon delivery of the written notice by the Topaz Minority Member to Topaz. Any amount not paid by Topaz pursuant to such election shall be treated as accrued but unpaid Topaz Minority Member's Cumulative Priority Return or amounts required to be Distributed pursuant to Section 5.1, and the Topaz Minority Member shall have the right to receive such amounts by consenting to a payment by Topaz, to which the consent of the Topaz Majority Member shall be deemed to have been given, at any time to pay to the Topaz Minority Member Cash in an aggregate amount equal to the lesser of (1) the aggregate amount of all such proceeds retained by Topaz pursuant to this Section 6.3(i), and (2) the sum of the accrued and unpaid Topaz Minority Member's Cumulative Priority Return and the positive balance in the Topaz Minority Member's Capital Account, in each case, as of the date of such payment to the Topaz Minority Member after taking into account all allocations required to be made to the Topaz Minority Member pursuant to Article IV as of such date, and such payments shall be treated, for GAAP accounting, tax and all other purposes of the Transaction Documents, as set forth in Section 5.1(c).

         (j) Transactions with Affiliates. Cause or permit any violation of the second sentence of Section 6.5(a)(ii);

                                                             Topaz LLC Agreement


         (k) Changes to Transaction Documents to which Topaz is a Party. (i) Cause or consent to any amendment, waiver or other modification of Topaz's rights or obligations under any Transaction Document to which Topaz is a party,
(ii) give or withhold any consent or authorization required under any Transaction Document to which Topaz is a party to the extent that Topaz is expressly entitled to give or withhold such consent or authorization pursuant to the terms of such Transaction Document to which Topaz is a party, or (iii) consent to any termination or assignment by any other Person (other than the Topaz Minority Member) party to any Transaction Document to which Topaz is a party of such other Person's rights or obligations thereunder to the extent that such termination or assignment is expressly prohibited pursuant to the terms of such Transaction Document to which Topaz is a party without the consent of Topaz (except, in each case described in this clause (k), (x) to cure any ambiguity, omission, defect or inconsistency (so long as such amendment, waiver or other modification shall have no adverse effect on the Topaz Minority Member) or (y) to comply with Section 5.1(a) of the Participation Agreement), unless the Managing Member shall have delivered to each Member a legal opinion of nationally recognized outside counsel experienced in structured finance (including Jones, Day, Reavis & Pogue) to the effect that such consent, authorization, amendment, waiver or other modification (1) does not materially adversely affect the rights or obligations of the Noteholders (if any Notes are then Outstanding) and/or the rights or obligations of the New Noteholders (if any New Notes are then Outstanding) and (2) does not modify Topaz's rights or obligations under any Transaction Document to which it is a party (provided, that the opinion described in this clause (2) shall not be required if El Paso shall have consummated its Share Purchase Option);

         (l) Amendments to Emerald Loan Agreement, Collateral Agreement or El Paso Demand Loans. Cause or consent to any amendment, waiver or modification of any rights or obligations of Topaz under, or cause or give any consent, approval or make any election under, the Emerald Loan Agreement, the Collateral Agreement, any El Paso Demand Loan or any El Paso Note; provided, however, that this clause (l) shall not apply to any demand for payment under any El Paso Demand Loan or any El Paso Note in accordance with the terms thereof;

         (m) Mergers. Cause or permit Topaz to legally merge or consolidate with or into any Person or to liquidate or to sell any or substantially all of its assets (other than pursuant to Article XII);

         (n) Bankruptcy. Cause or permit Topaz to commence any Voluntary Bankruptcy;

         (o) [Reserved];

         (p) [Reserved];

         (q) [Reserved];

         (r) [Reserved];

         (s) ERISA. Cause or permit Topaz to create or contribute to any multiple employer plan, multi-employer plan or single-employer plan as defined in Section 4001 of ERISA;

                                                             Topaz LLC Agreement


         (t) Possession of Property. Under any circumstances possess Topaz Property for other than a purpose of Topaz;

         (u) [Reserved];

         (v) Tax Treatment, etc. Cause Topaz to be treated as a corporation or other association taxable as a corporation for federal income tax purposes or to take a position inconsistent with Topaz not being treated as a corporation or other association taxable as a corporation except as required by Applicable Law;

         (w) Liens. Cause or permit Topaz to create, assume or permit to exist any Lien whatsoever other than Permitted Liens;

         (x) Confessing Judgment. Cause Topaz to confess a judgment against Topaz or settle or cause or permit a settlement of actions in proceedings at law or in equity in relation to Topaz before any court or other Governmental Authority, unless such confession of judgment or settlement (i) is for an amount less than or equal to $1,000,000 or (ii) would not have an Issuer Material Adverse Effect; or

         (y) Limitation on Certain New Investments After Trigger Event. Cause or permit Topaz to acquire, by purchase, contribution or exchange, any El Paso Debt Obligation after the occurrence of a Note Trigger Event, Specified Equity Event, Shareholder Trigger Event or El Paso Debt Obligation Repayment Event.

         Section 6.4 Consents of the Topaz Minority Member. The Topaz Minority Member consents, to the extent that such actions require the consent of the Topaz Minority Member pursuant to Section 6.3 (but such consent shall not constitute a waiver of any other provision hereof), to the execution and delivery by the Managing Member, on behalf of Topaz, of each Transaction Document to which Topaz is a party.

         Section 6.5 Duties and Obligations of the Managing Member.

         (a) Actions of Topaz. Anything in this Topaz LLC Agreement to the contrary notwithstanding, for so long as any Obligation of Topaz is outstanding, the Managing Member covenants to conduct the affairs of Topaz such that:

                  (i) [Reserved].

                  (ii) All transactions between El Paso (or any of its Affiliates), on the one hand, and Topaz, on the other, shall be duly authorized and documented and recorded accurately in the appropriate books and records of such entities, except where normal industry practice does not normally require authorization or documentation. The Managing Member shall not cause or permit Topaz to enter into any transaction with El Paso or any Affiliate of El Paso (other than transactions among Topaz and any of its Subsidiaries or among Subsidiaries of Topaz), other than transactions in any calendar quarter which, taken as a whole, are fair and reasonable to Topaz and provide, in the aggregate, for receipt by Topaz of fair consideration and reasonably equivalent value; provided, however, that nothing herein shall be deemed to prohibit or restrict any sales or

                                                             Topaz LLC Agreement


         transfers of assets to El Paso or its designee(s) pursuant to Section 6.1(c)(v) of the Participation Agreement. The Members hereby agree that each of the Transaction Documents satisfies the standards set forth in the preceding sentence.

         (b) Trigger Events, Specified Equity Event and Liquidating Events. The Managing Member shall notify the Members of the occurrence of any acceleration of the New Notes as a result of a New Indenture Event of Default, Note Trigger Event, Specified Equity Event, Shareholder Trigger Event or Liquidating Event or any event that with notice or lapse of time or both would constitute such an event and the action that the Managing Member has taken or proposes to take with respect thereto, promptly, but no later than five Business Days, after any Responsible Officer of El Paso has actual knowledge of such occurrence; provided, that in the case of a Specified Equity Event, the Managing Member shall provide the Members, within three Business Days after a Responsible Officer of El Paso obtains knowledge of the occurrence of any Underlying Default which is continuing or of any event not theretofore remedied which with notice or lapse of time, or both, would constitute an Underlying Default, notice of such occurrence together with a detailed statement by a Responsible Officer of El Paso of the steps being taken by El Paso or the appropriate subsidiary of El Paso to cure the effect of such Underlying Default.

         (c) Maintenance of Topaz's Existence, etc. At Topaz's expense, the Managing Member shall take all actions that may be necessary or appropriate (i) for the continuation of Topaz's valid existence as a limited liability company under the laws of the State of Delaware and its qualification to do business under the laws of each other jurisdiction in which such existence or qualification is necessary to protect the limited liability of the Members or to enable Topaz to conduct the business in which it is engaged or to perform its obligations under any agreement to which it is a party, (ii) for the accomplishment of Topaz's purposes, including the acquisition, management, maintenance, preservation, and operation of Topaz Permitted Assets in accordance with the provisions of this Topaz LLC Agreement and applicable laws and regulations and (iii) to enforce Topaz's rights under the Emerald Loan Agreement, the Collateral Agreement, any El Paso Demand Loan or El Paso Note held by Topaz and each of the Transaction Documents to which Topaz is a party. Without limitation of the foregoing, the Managing Member shall cause Topaz to maintain all licenses, permits, registrations, authorizations, use agreements, consents, orders or approvals of governmental or quasi-governmental agencies and authorities (whether Federal, state, local, municipal or foreign) necessary to own its properties and to conduct its activities in accordance with all applicable laws, rules, regulations and orders, except where any failure to do so would not have an Aggregate JV Material Adverse Effect or an Issuer Material Adverse Effect.

         (d) Devotion of Time; Other Activities. The Managing Member and any of its Affiliates shall be required to devote only such time to the affairs of Topaz as is necessary to manage and operate Topaz and each such Person shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion.

         (e) Fiduciary Duty. Except as otherwise provided in the proviso to the second sentence of Section 6.5(a)(ii), the Managing Member shall be under a fiduciary duty to conduct the affairs of Topaz in the best interests of Topaz, including the safekeeping and use of all Topaz Property and the use thereof for the exclusive benefit of Topaz and will not conduct the affairs of

                                                             Topaz LLC Agreement


Topaz so as to benefit any other business now owned or hereafter acquired by any Member if such conduct also produces a detriment to Topaz. Without limiting the foregoing duty, the Managing Member shall perform its obligations hereunder using a degree of skill and attention no less than that which El Paso exercises with respect to its own business.

         (f) Making of Payments. Unless otherwise expressly provided herein, all Distributions or payments to the Members pursuant to any provision of this Topaz LLC Agreement shall be made no later than 3:30 p.m., New York City time, on the day of Distribution or payment, and, at the time of any such Distribution or payment, the Managing Member shall provide to the Members a notice identifying the nature of the Distribution or payment, the Section or Sections of this Topaz LLC Agreement pursuant to which it is being made and the amount being Distributed or paid pursuant to each such Section.

         (g) Compliance with Topaz LLC Agreement. The Managing Member shall cause Topaz to comply with all of the obligations of Topaz set forth in this Topaz LLC Agreement; provided, however, that the Managing Member shall have no obligation to cause Topaz to pay the Topaz Minority Member's Priority Return or make any other Cash Distributions or other payments in respect of the Topaz Minority Member Interest under this Topaz LLC Agreement except to the extent that there are funds on deposit in the Topaz Investor's Account that are freely available to be applied to such payment at the time such payment is due, and then only from such funds; and provided, further, that in no event shall the Managing Member have any personal obligation or liability with respect to any obligations of Topaz.

         (h) Notice Regarding Qualification to Do Business. The Managing Member shall provide notice to the Members of any state or jurisdiction in which Topaz is qualified to do business (other than its jurisdiction of organization and any jurisdiction in which Topaz was qualified to do business on the Closing Date).

         (i) [Reserved].

         Section 6.6 Compensation and Expenses. Except as provided in Section
5.5 of the Participation Agreement, and except pursuant to, or as contemplated by, the Management Agreement, no Member or Affiliate of any Member shall receive any salary, fee, or draw for services rendered to or on behalf of Topaz or otherwise in its capacity as a Member, nor shall any Member or Affiliate of any Member be reimbursed for any expenses incurred by such Member or Affiliate on behalf of Topaz or otherwise in its capacity as a Member.

         Section 6.7 Demand on El Paso Demand Loans held by Topaz. The Managing Member shall cause Topaz to make demand on any El Paso Demand Loans held by it
(i) within a sufficient time to provide Topaz with sufficient funds to enable Topaz to make any Distributions to the Topaz Minority Member when due pursuant to Section 5.1(a)(i), (ii) on the occurrence of a Liquidating Event, (iii) if requested by the Topaz Majority Member, on any Purchase Date or Retirement Date,
(iv) to acquire additional Topaz Permitted Assets, (v) upon the occurrence of an El Paso Debt Obligation Repayment Event, (vi) upon expiration of the Asset Sale Standstill Period, if requested by the Topaz Minority Member in an Asset Sale Notice delivered pursuant to this Topaz LLC Agreement and (vii) to otherwise satisfy the obligations of Topaz.

                                                             Topaz LLC Agreement


         Section 6.8 Execution of other Transaction Documents.

         (a) Execution of Transaction Documents. On the Signing Date, simultaneously with the execution and delivery of this Topaz LLC Agreement, the Managing Member on behalf of Topaz shall execute and deliver, or cause to be executed and delivered, all Transaction Documents to be entered into by Topaz on or prior to the Signing Date (to the extent not previously executed), and any amendments, restatements or supplements thereto, and take such further actions, in each case, as are contemplated in the Closing Agreement and otherwise in connection with the consummation of the Exchange Offer and the transactions contemplated thereby.

         (b) [Reserved].

         (c) [Reserved].

         (d) [Reserved].

         Section 6.9 Determination of Interest Rate on El Paso Demand Loans. Subject to Section 6.3(l), the Managing Member shall administer all El Paso Demand Loans held by Topaz. Each Member agrees that in order for the Managing Member to manage effectively such El Paso Demand Loans, the following provisions shall apply:

                  (a) The Managing Member shall determine the El Paso Applicable Rate for each Eurodollar Period for each El Paso Demand Loan made by Topaz, and shall notify El Paso of each such determination.

                  (b) Each Member shall promptly notify the Managing Member in the event any Member receives a notice from any financial institution to the effect that the Eurodollar Rate does not reflect the cost of funds for such financial institution in connection with any proposed or current borrowings by such Member from such financial institution. In the event any Member has given the notice described in the first sentence of this clause (b), such Member agrees that in the event subsequent thereto, it receives a notice from such financial institution to the effect that the Eurodollar Rate would again reflect the cost of funds for such financial institution in connection with any proposed or current borrowings by such Member from such financial institution, such Member shall promptly notify the Managing Member that it has received such a notice.

                  (c) Upon its receipt of any notice described in clause (b) of this Section, the Managing Member shall promptly notify El Paso of the change in the El Paso Applicable Rate required pursuant to the applicable El Paso Demand Loan.

         Section 6.10 Administration of the Emerald Loan. Subject to Sections 6.3(l) and 7.4, the Managing Member shall administer the Emerald Loan. Each Member agrees that in order for the Managing Member to manage effectively such Emerald Loan, the following provisions shall apply:

                  (a) Each Member consents to the administration of the Emerald Loan by the Managing Member and, subject to Sections 6.3(l) and 7.4, authorizes the Managing

                                                             Topaz LLC Agreement


         Member to take such action on its behalf and to exercise such powers as are granted to Topaz pursuant to the terms of the Emerald Loan Agreement and the Collateral Agreement, together with such actions and powers as are reasonably incidental thereto.

                  (b) Each Member shall promptly notify the Managing Member in the event that any Member obtains knowledge of (i) the occurrence of any default under or any breach of the terms of the Emerald Loan Agreement or (ii) any other information material to the administration of the Emerald Loan.

         Section 6.11 Covenant of the Managing Member. Except as otherwise permitted by this Topaz LLC Agreement, the Managing Member hereby covenants and agrees not to (i) take any action to file a certificate of cancellation or its equivalent with respect to itself, (ii) withdraw or attempt to withdraw from Topaz, (iii) exercise any power under the LLC Act to dissolve Topaz, (iv) except incident to a Permitted Transfer, Dispose of all or any portion of its Topaz Interest or (v) petition for judicial dissolution of Topaz. Further, except incident to a Permitted Transfer, the Managing Member hereby covenants and agrees to continue to carry out the duties of the Managing Member under this Topaz LLC Agreement until Topaz is dissolved and liquidated pursuant to Article XII.

         Section 6.12 Certain Covenants Relating to the Separateness of Topaz. Topaz shall maintain its separate existence and, specifically, shall conduct its affairs in accordance with, and the Managing Member and each Member agrees that it will not take any actions in its dealings with Topaz or with other Persons (including their creditors) that are inconsistent with, the following:

                  (a) Topaz shall: (i) maintain and prepare separate financial reports (if any) and financial statements (if any) in accordance with GAAP, showing its assets and liabilities separate and apart from those of any other Person, and will not have its assets listed on the financial statement of any other Person (provided, however, that Topaz's assets may be included in a consolidated financial statement of a Member if inclusion on such consolidated financial statement is required to comply with the requirements of GAAP, but only if (x) such consolidated financial statement shall be appropriately footnoted to the effect that Topaz's assets are owned by Topaz and that they are being included on the consolidated financial statement of such Member solely to comply with the requirements of GAAP, and (y) such assets shall be listed on Topaz's own separate balance sheet); (ii) maintain its books, records and bank accounts separate from those of its Affiliates, any constituent party and any other Person; and (iii) not permit any Affiliate or constituent party (other than the Managing Member, the Members and the Management Company) independent access to its bank accounts.

                  (b) Topaz shall not commingle or pool any of its funds or other assets with those of any Affiliate or constituent party or any other Person, and it shall hold all of its assets in its own name.

                  (c) Topaz shall conduct its own business in its own name and shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person.

                                                             Topaz LLC Agreement


                  (d) Topaz shall, insofar as is consistent with commercial and business circumstances affecting its business and financial condition, remain solvent and pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due (except for certain legal fees, accounting fees and other out-of-pocket costs and expenses incurred by Topaz in connection with the formation, administration and activities of Topaz, which items may be paid by the Topaz Majority Member, the Topaz Second El Paso Member or Emerald, or an Affiliate of any of them) (provided, that this covenant shall not constitute a guaranty or "keep well" obligation by any of the Managing Member, any Member, Emerald, the Management Company, any administrator of or with respect to Topaz or any other Person in respect of Topaz or its debt, liabilities or expenses, or any financial or balance sheet condition or ratio of or relating to Topaz).

                  (e) Topaz has done, or caused to be done, and shall do, all things necessary to observe all Delaware limited liability company formalities and other organizational formalities, and preserve its existence (subject to Article XII and the other express provisions hereof), and it shall not, nor will it permit any Affiliate or constituent party to, amend, modify or otherwise change this Topaz LLC Agreement in a manner which would adversely affect the existence of Topaz as a special purpose entity.

                  (f) Topaz shall not have any employees.

                  (g) Topaz does not, and shall not, (i) guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any other Person or (ii) control the decisions or actions respecting the daily business or affairs of any other Person other than pursuant to the Transaction Documents.

                  (h) Topaz shall, to the extent it utilizes stationery, invoices and checks, maintain and utilize separate stationery, invoices and checks bearing its own name.

                  (i) Topaz shall, at all times, hold itself out to the public as a legal entity separate and distinct from any other Person and shall correct any known misunderstanding regarding its separate identity.

                  (j) Topaz shall not identify itself as a division of any other Person.

                  (k) Topaz shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate, constituent party or any other Person.

                  (l) Topaz shall not use its separate existence to abuse creditors or to perpetrate a fraud, injury, or injustice on creditors in violation of Applicable Law.

                  (m) Topaz shall not, in connection with the Transaction Documents, act with an intent to hinder, delay, or defraud any of its creditors in violation of Applicable Law.

                  (n) Topaz shall not be consensually merged or legally consolidated with any other Person (other than being consolidated with certain Affiliates for financial reporting and

                                                             Topaz LLC Agreement


         federal tax purposes), but without prejudice to the right to dissolve, liquidate or wind up in accordance with this Topaz LLC Agreement or Applicable Law.

                  (o) Topaz shall not incur any Relevant Indebtedness except to the extent not prohibited by the Transaction Documents.

                  (p) Topaz shall not make loans or advances to any Person, except as permitted by the Transaction Documents.

                  (q) Topaz shall not pledge its assets for the benefit of any Person, except pursuant to the Transaction Documents.

                  (r) The issuances of the Topaz Majority Member Interest to Investor, the Topaz Minority Member Interest to EPED Holding and the Topaz Second El Paso Member Interest to El Paso were and are intended to be, and shall be accounted for on the books, records and financial statements of Topaz, Investor, EPED Holding and El Paso as, the issuance of equity capital and not as a loan by Investor, EPED Holding or El Paso, as the case may be, to Topaz.

                  (s) Topaz shall make no transfer of its assets except in accordance with the Transaction Documents.

                                   ARTICLE VII

                          ROLE OF NON-MANAGING MEMBERS

         Section 7.1 Rights or Powers. No Member (other than the Managing Member) shall have any right or power to take part in the management or control of Topaz or its business and affairs or to act for or bind Topaz in any way. Notwithstanding the foregoing, the Members shall have all the rights and powers specifically set forth in this Topaz LLC Agreement, including those rights set forth in Section 7.4. Any Member, any Affiliate thereof or an employee, stockholder, agent, member, manager, director or officer of a Member or any Affiliate thereof, may also be an employee or agent of Topaz or a member, manager or officer of the Managing Member. The existence of these relationships and acting in such capacities will not result in such Member being deemed to be participating in the control of the business of Topaz or otherwise affect the limited liability of such Member.

         Section 7.2 Voting Rights. Except for the Managing Member acting in its capacity as such, each Member shall have the right to vote only on those matters expressly reserved for its vote (i) as provided in this Topaz LLC Agreement or
(ii) as required by mandatory provisions of the LLC Act; provided, that, except as otherwise provided in Section 3.4(a), 6.3, 8.3(a), 11.5(c), 12.1(c), 12.3,
12.9(a) or 12.9(b), any such actions of Topaz requiring the vote of the Members shall be taken by a vote of the Members whereby the Topaz Majority Member shall represent 80% of the voting rights, the Topaz Minority Member shall represent 20% of the voting rights and the Topaz Second El Paso Member shall have no voting rights.

         Section 7.3 Procedure for Consent. In any circumstances requiring the approval or consent of any Member specified in this Topaz LLC Agreement, such approval or consent may,



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

                                                             Topaz LLC Agreement


except as expressly provided to the contrary in this Topaz LLC Agreement, be given or withheld in the sole and absolute discretion of such Member. Each Member agrees to use its best efforts to respond promptly to any request for any such approval or consent. If the Managing Member receives the necessary approval or consent of the Members to such action, the Managing Member shall be authorized and empowered to implement such action without further authorization by the Members.

         Section 7.4 Special Rights of the Topaz Minority Member.
Notwithstanding any other provision hereof, the Topaz Minority Member shall have the following rights:

                  (a) the right and power to control the liquidation of Topaz as Liquidator as set forth in Article XII;

                  (b) the right to exercise the right of Topaz to give or withhold consent (i) to the terms of any "Subordinated Indebtedness" (as defined in the Emerald Loan Agreement), (ii) pursuant to Section 6.09(a) of the Emerald Loan Agreement, to any amendment, waiver or other modification of any Transaction Documents to which Emerald, Citrine, Garnet or Amethyst is a party, (iii) pursuant to Section 6.09(b) of the Emerald Loan Agreement, to assignments of the rights or obligations of Emerald or Citrine under any Transaction Documents to which Emerald or Citrine is a party, (iv) to any matter described in
         Section 6.10(b) of the Emerald Loan Agreement, (v) pursuant to Section
         6.11 of the Emerald Loan Agreement, to the issuance by Emerald of any additional membership interests, (vi) pursuant to Section 8.05(b) of the Emerald Loan Agreement, to any amendment, discharge, termination or waiver of the Emerald Loan Agreement or any provision thereof, or (vii) pursuant to Section 8.07 of the Emerald Loan Agreement, to any assignment by Emerald of any of its rights or obligations thereunder; and

                  (c) the right to direct the Collateral Agent in the exercise of certain voting rights of the Garnet Preferred Member as set forth in
         Section 5.04(c) of the Collateral Agreement;

                  (d) the right to become the Managing Member or to appoint a replacement Managing Member pursuant to Section 6.1(a); and

                  (e) the sole right (i) to cause a Topaz Asset Remedy pursuant to Section 11.3 and (ii) to cause one or more Investor Asset Sales pursuant to Section 11.4.

                                  ARTICLE VIII

                          ACCOUNTING; BOOKS AND RECORDS

         Section 8.1 Accounting; Books and Records.

         (a) Maintenance of Books and Records. Topaz shall maintain at its principal place of business or, upon notice to the Members, at such other place as the Managing Member shall determine, separate books of account for Topaz, which shall include a record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in

                                                             Topaz LLC Agreement


connection with the conduct of Topaz and the operation of its business in accordance with this Topaz LLC Agreement.

         (b) Accounting Methods.

                  (i) Topaz shall maintain appropriate books and records in a manner as necessary to comply with GAAP and with the Code and the Regulations.

                  (ii) All amounts payable under any agreement between Topaz on the one hand and the Members or their Affiliates (excluding Topaz) on the other hand, other than Distributions, shall be treated as occurring between Topaz and a Person who is not a Member within the meaning of
         Section 707(a)(1) of the Code and such amounts payable by Topaz to any Member or such Member's Affiliates shall be considered an expense or capital cost, as the case may be, of Topaz for income tax and financial reporting purposes, and, except as specifically contemplated by Article V shall not be considered a Distribution to such Member, including in maintaining such Member's Capital Account, and any such amounts payable by any Member or its Affiliates to Topaz shall not, except as specifically contemplated by Article III, be considered a contribution to Topaz, including in maintaining such Member's Capital Account.

         (c) Access to Books, Records, etc. Subject to Section 8.4, each Member or any agents or representatives of any Member (including the Class A Shareholder), upon reasonable notice and with reasonable frequency, may (i) examine any information with respect to Topaz or its assets that it may reasonably request and make copies of and abstracts from the financial and operating records and books of account of Topaz, and (ii) discuss the affairs, finances and accounts of Topaz with the Managing Member and its officers, directors and independent accountants, all at such reasonable times and as often as such Member or any agents or representatives of such Member may reasonably request, and Topaz shall pay or reimburse the Topaz Minority Member for its reasonable costs and expenses incurred in connection with such examinations; provided, however, that Topaz shall have no obligation to pay the expense of such examinations in any calendar year to the extent that the aggregate amount of all expenses of the Topaz Minority Member, together with all expenses of the Diamond Class A Member incurred in connection with visits, inspections and examinations pursuant to Section 8.1(c) of the Diamond LLC Agreement and all expenses of the Garnet Preferred Member incurred in connection with visits, inspections and examinations pursuant to Section 8.1(c) of the Garnet LLC Agreement, in each case incurred during such calendar year, exceeds $50,000 or, following delivery of a QMR Notice, $2,000,000 (provided, that such amount following delivery of a QMR Notice shall be calculated from the date of such QMR Notice without regard to calendar year) unless a Note Trigger Event, Specified Equity Event or Shareholder Trigger Event has occurred and is continuing in which case there shall be no limit.

         Section 8.2 Reports.

         (a) In General. The Managing Member shall be responsible for the preparation of financial reports of Topaz and the coordination of financial matters of Topaz with Topaz's accountants. Each report delivered by Topaz to the Members pursuant to this Section 8.2 shall be accompanied by a representation of an Authorized Officer of El Paso that such report presents

                                                             Topaz LLC Agreement


fairly in all material respects the information contained therein, subject, in the case of the reports to be delivered pursuant to Section 8.2(c), to year-end audit adjustments.

         (b) Annual Reports. Within 120 days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 2001, the Managing Member shall cause to be prepared and to be delivered to each other Member the following:

                  (i) Financial Reports. A balance sheet as of the last day of such Fiscal Year and an income statement and statement of cash flows for Topaz for (x) in the case of the Fiscal Year ending December 31, 2001, the period from formation of Topaz to December 31, 2001, and (y) in the case of any other Fiscal Year, such Fiscal Year, and notes associated with each, in each case prepared in accordance with GAAP and audited by the JV Accountants; and

                  (ii) Officer's Certificate. Written certification by an Authorized Officer of the Managing Member that Topaz is in compliance with Section 6.5(a)(ii).

The financial statements described in clause (i) of this Section 8.2(b) shall be accompanied by a representation of the Managing Member stating that (x) the financial statements described in clause (i) of this Section 8.2(b) present fairly, in all material respects, the financial position of Topaz at the end of the most recently completed Fiscal Year and the results of its operations and its cash flows for such applicable period, in conformity with GAAP and (y) after reasonable inquiry, the Managing Member has no actual knowledge of the occurrence of any acceleration of the New Notes as a result of a New Indenture of Default, Note Trigger Event, Specified Equity Event, Shareholder Trigger Event or Liquidating Event, in any such case, that is then continuing or, if the Managing Member has such actual knowledge, specifying the then continuing event and the action that the Managing Member has taken or proposes to take with respect thereto.

         (c) Quarterly Reports. Within 60 days after the close of each of the first three Fiscal Quarters during any Fiscal Year beginning with the Fiscal Quarter ending March 31, 2002, the Managing Member shall cause to be prepared and to be delivered to each other Member the following:

                  (i) Financial Reports. Unaudited financial statements consisting of a balance sheet as of the last day of such Fiscal Quarter and an income statement and a statement of cash flows for Topaz for such Fiscal Quarter, in each case prepared in accordance with GAAP except that such quarterly financial statements need not include footnote disclosure and may be subject to ordinary year-end adjustment; and

                  (ii) Officer's Certificate. Written certification by an Authorized Officer of the Managing Member that Topaz is in compliance with Section 6.5(a)(ii).

The financial statements described in clause (i) of this Section 8.2(c) shall be accompanied by a representation of the Managing Member stating that (x) the financial statements described in clause (i) of this Section 8.2(c) present fairly, in all material respects, the financial position of Topaz at the end of the most recently completed Fiscal Quarter and the results of its operations and its cash flows for such Fiscal Quarter, in conformity with GAAP, subject to year end audit requirements, and (y) after reasonable inquiry, the Managing Member has no actual knowledge

                                                             Topaz LLC Agreement


of the occurrence of any acceleration of the New Notes as a result of a New Indenture Event of Default, Note Trigger Event, Specified Equity Event, Shareholder Trigger Event or Liquidating Event, in any such case, that is then continuing or, if the Managing Member has such actual knowledge, specifying the then continuing event and the action that the Managing Member has taken or proposes to take with respect thereto.

         (d) Retirement, Purchase Option and Liquidation Date Reports. The Managing Member shall cause to be prepared and to be delivered to each Member
(x) on any JV Final Payment Date with respect to Topaz, a balance sheet as of the Mark-to-Market Measurement Date setting forth the aggregate Mark-to-Market Value for each of the Topaz Permitted Assets (a "MARK-TO-MARKET BALANCE SHEET") together with a certificate by the Managing Member that such statements have been prepared in accordance with this Topaz LLC Agreement, subject to adjustment as a result of the audit to be provided pursuant to the following clause (y) and
(y) on the date on which final Distributions are made to the Members pursuant to
Section 12.2 hereof and not later than seventy-five (75) days after the Retirement Date on which the Topaz Minority Member Interest is retired or the Purchase Date, certification by the JV Accountants that such statements have been prepared in accordance with this Topaz LLC Agreement.

         (e) Valuation Reports. The Managing Member shall cause to be prepared contemporaneously with any adjustment to the Gross Asset Values of Topaz assets in accordance with clause (b) of the definition of Gross Asset Value, reports required to determine the Mark-to-Market Value of such assets and (x) in the event any Topaz Permitted Asset is acquired (whether by contribution or purchase), sold or Distributed by Topaz, with respect to such Topaz Permitted Asset only and (y) upon the occurrence of any adjustment to the Gross Asset Value of all Topaz Permitted Assets, with respect to all Topaz Permitted Assets, and the Managing Member shall furnish such reports to each Member.

         (f) [Reserved].

         Section 8.3 Tax Matters.

         (a) Actions by Managing Member. The Managing Member is authorized to make any and all elections for federal, state, and local tax purposes including any election, if permitted by applicable law: (i) to adjust the basis of Topaz Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with Dispositions of Topaz Interests and in connection with Topaz Distributions; (ii) with the consent of the Members, to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to Topaz's federal, state, or local tax returns; and (iii) to the extent provided in Code Sections 6221 through 6231, to represent Topaz and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting Topaz or the Members in their capacities as Members, and to file or cause to be filed any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of Topaz and the Members. The Managing Member is specifically authorized to act as the "TAX MATTERS MEMBER" under the Code and in any similar capacity under state or local law.

                                                             Topaz LLC Agreement


         (b) Tax Information and Filings. The Managing Member shall deliver or cause to be delivered to each Member necessary tax information for each Member's estimated quarterly tax filings as soon as practicable after the end of each quarter of each Fiscal Year of Topaz. The Managing Member shall deliver or cause to be delivered to each Member: (i) on or prior to March 30 of each Fiscal Year, the Managing Member's good faith estimate of the amount of such Member's allocable share of taxable income or loss of Topaz for the preceding Fiscal Year, (ii) on or prior to July 30 of each Fiscal Year, an update of the estimate for the preceding Fiscal Year delivered pursuant to clause (i) and (iii) as soon as practicable after the end of each Fiscal Year of Topaz but not later than September 15 of the next succeeding Fiscal Year, necessary tax information for each Member's annual tax filings. The Managing Member shall file or cause to be filed tax or information returns and all other filings for Topaz prepared in accordance with the Code, the Regulations and applicable state and local tax laws. The Managing Member shall use reasonable efforts to provide the Topaz Minority Member with details concerning the foregoing information upon the Topaz Minority Member's reasonable inquiries.

         (c) Tax Classification.

                  (i) The Managing Member shall take such action as may be required under the Code and Regulations to cause Topaz to be treated as a partnership for United States federal income tax purposes.

                  (ii) To the extent Section 8.3(c)(i) does not govern the state and local tax classification of Topaz, the Managing Member shall take such action as may be required under applicable state and/or local law to cause Topaz to be treated as, and in a manner consistent with a partnership (or the functional equivalent thereof) for state and local income and franchise tax purposes; provided, that the Managing Member shall not take any action under this clause (c)(ii) which would be inconsistent with its obligations under Section 8.3(c)(i).

         Section 8.4 Proprietary Information. Notwithstanding any provision of this Topaz LLC Agreement or any other Transaction Document to the contrary, the Topaz Minority Member shall not have access to (i) information that the Managing Member reasonably believes to be in the nature of trade secrets or proprietary information, (ii) any information subject to the attorney-client privilege unless disclosure to the Topaz Minority Member would not result in a waiver of such privilege, (iii) any information that is required to be kept confidential by Applicable Law or (iv) any information that is required to be kept confidential by any Contractual Obligation entered into by Topaz, the Topaz Majority Member or the Topaz Second El Paso Member with any third person in good faith in the ordinary course of business and in any context that is not unreasonable in light of the contemplated transaction.

                                   ARTICLE IX

                              AMENDMENTS; MEETINGS

         Section 9.1 Amendments. Amendments to this Topaz LLC Agreement may be proposed by the Members. Following such proposal, the Managing Member shall submit to the Members a verbatim statement of any proposed amendment if counsel for Topaz shall have

                                                             Topaz LLC Agreement


approved of the same in writing as to form, and the Managing Member shall include in any such submission a recommendation as to the proposed amendment. The Managing Member shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment to this Topaz LLC Agreement only if it receives the affirmative vote of all of the Members.

         Section 9.2 Meetings of the Members. (a) (a) Meetings of the Members may be called by the Managing Member and shall be called upon the written request of any Member. The notice shall state the nature of the business to be transacted. Subject to other requirements specified herein regarding notice periods, notice of any such meeting shall be given to all Members not less than five Business Days nor more than thirty days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at such meeting. Whenever the vote or consent of Members is permitted or required under this Topaz LLC Agreement, such vote or consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 9.3. Except as otherwise expressly provided in this Topaz LLC Agreement, the unanimous vote of the Members shall be required to constitute the act of the Members.

         (b) For the purpose of determining the Members entitled to vote on, or to vote at, any meeting of the Members or any adjournment thereof, the Managing Member or the Member requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be more than thirty days nor less than one Business Day before any such meeting.

         (c) Each Member may authorize any Person or Persons to act for it by proxy on all matters in which the Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it or as provided under the terms of such proxy.

         (d) Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate.

         Section 9.3 Unanimous Consent. In the event the consent of the Members is required for any action to be taken by Topaz, such consent may be given at a meeting, which may be conducted by conference telephone call, or provided in a writing executed by all the Members.

                                    ARTICLE X

                             TRANSFERS OF INTERESTS

         Section 10.1 Restriction on Dispositions of Interests.

         (a) Dispositions of Topaz Minority Member Interest. Except as provided in Article XI or Section 13.15, the Topaz Minority Member shall not Dispose of (other than by a

                                                             Topaz LLC Agreement


retirement, repurchase or redemption) all or any portion of its Topaz Minority Member Interest or withdraw from Topaz without the prior written consent of the Topaz Majority Member in its sole discretion; provided, however, that (1) following the occurrence of a Note Trigger Event, Specified Equity Event, Shareholder Trigger Event or, after the repayment in full of the Outstanding Notes, an acceleration of the New Notes as a result of a New Indenture Event of Default, or (2) during the Extension Period, no such consent shall be required in connection with the Disposition by the Topaz Minority Member of its Topaz Minority Member Interest to a Qualified Holder at any time after (x) if the Outstanding Notes and New Notes have not been paid in full, the occurrence of the applicable Asset Remedy Standstill Expiration Date or, in the case of a Specified Equity Event, the earliest of the Special Management Replacement Date, the date on which an Asset Remedy Notice becomes effective in accordance with
Section 11.3(a) or the date on which a Liquidation Notice becomes effective under Section 12.10, or (y) if the Outstanding Notes and New Notes have been paid in full, the earlier of a Specified Equity Event and the expiration of the Asset Sale Standstill Period, as applicable, for such Disposition. Following any such Disposition by Investor of its entire Topaz Minority Member Interest, Investor shall be deemed withdrawn from Topaz as a Topaz Minority Member. Upon any Disposition, in whole or in part, made in accordance with this Section 10.1(a), the transferee of such Topaz Interest will be admitted as a Topaz Minority Member without further action or consent by any other Member.

         (b) (i) Dispositions of Topaz Majority Member Interest. The Topaz Majority Member shall not Dispose of its Topaz Majority Member Interest to any Person or withdraw from Topaz without the prior written consent of the Topaz Minority Member in its sole discretion; provided, however, that the Topaz Majority Member may Dispose of all or any portion of its Topaz Majority Member Interest to any El Paso Affiliate that is a Qualified Holder. Following any Disposition of the Topaz Majority Member Interest in whole, the Topaz Majority Member shall be deemed withdrawn from Topaz as a Topaz Majority Member. Upon any Disposition made in accordance with this Section 10.1(b)(i), the transferee of such Topaz Interest will be admitted as a Topaz Majority Member without further action or consent by any other Member.

                  (i) Dispositions of Topaz Second El Paso Member Interest. The Topaz Second El Paso Member shall not Dispose of its Topaz Second El Paso Member Interest to any Person or withdraw from Topaz without the prior written consent of the Topaz Minority Member in its sole discretion; provided, however, that the Topaz Second El Paso Member may Dispose of its Topaz Second El Paso Member Interest in whole (but not in part) to any El Paso Affiliate that is a Qualified Holder. Following any Disposition of the Topaz Second El Paso Member Interest in whole, the Topaz Second El Paso Member shall be deemed withdrawn from Topaz as a Topaz Second El Paso Member. Upon any Disposition made in accordance with this Section 10.1(b)(ii), the transferee of such Topaz Interest will be admitted as a Topaz Second El Paso Member without further action or consent by any other Member.

         (c) Permitted Transfers. Any Disposition permitted by this Section 10.1 shall be referred to in this Topaz LLC Agreement as a "PERMITTED TRANSFER," the Person to which the applicable Topaz Interest is transferred shall be a "PERMITTED TRANSFEREE" and the Topaz Interest transferred shall be a "TRANSFERRED INTEREST." A Permitted Transferee shall be entitled to become

                                                             Topaz LLC Agreement


a substituted Member in Topaz in respect of the applicable Transferred Interest without any further act on the part of any other Member or the Managing Member being required. Any Permitted Transferee of 100% of the Topaz Majority Member Interest shall become the successor Managing Member hereunder without any further act on the part of any other Member being required; provided, that such successor Managing Member shall be subject to replacement as set forth in
Section 6.1(a).

         Section 10.2 Prohibited Dispositions. (a) (a) Any purported Disposition of a Topaz Interest that is not a Permitted Transfer shall be null and void and of no effect whatever; provided, however, that, if Topaz is required to recognize a Disposition of a Topaz Interest that is not a Permitted Transfer, the Transferred Interest shall be strictly limited to the transferor's rights to allocations and Distributions as provided by this Topaz LLC Agreement with respect to the Transferred Interest, which allocations and Distributions may be applied (without limiting any other legal or equitable rights of Topaz) to satisfy any debts or obligations, or liabilities for damages that the transferor or transferee of such Topaz Interest may have to Topaz.

         (b) To the fullest extent permitted by law, in the case of a Disposition or attempted Disposition of a Topaz Interest that is not a Permitted Transfer, the parties engaging or attempting to engage in such Disposition shall be liable to indemnify and hold harmless Topaz and the other Members from all losses, costs, liability, and damages that any of such indemnified Persons may incur (including incremental tax liability and reasonable lawyers' fees and expenses) as a result of such Disposition or attempted Disposition and efforts to enforce the indemnity granted hereby.

                                   ARTICLE XI

                       RETIREMENT OPTION; PURCHASE OPTION;
                         ASSET REMEDY; EXTENSION PERIOD

         Section 11.1 Topaz Majority Member's Retirement Option.

         (a) Retirement Option. The Topaz Majority Member may, without the consent of the Topaz Minority Member, at any time elect to cause not less than all of the Topaz Minority Member Interest to be retired in accordance with this
Section 11.1 (the "TOPAZ RETIREMENT OPTION"), by making an Irrevocable Election and giving written notice thereof (a "RETIREMENT NOTICE") to the Topaz Minority Member, the other Members (if any), the Indenture Trustee (if any Notes are Outstanding) or the Fiscal Agent (if any Notes are not then Outstanding) and the New Indenture Trustee (if any New Notes are then Outstanding) (which notice shall include notification as to the matters set forth in Section 5.5); provided, however, that the Topaz Retirement Option may not be exercised without the consent of the Topaz Minority Member: (i) after the earliest to occur of (x) a Liquidating Event and (y) if a Note Trigger Event has occurred, the applicable Asset Remedy Standstill Expiration Date, provided, that, following the exercise and consummation of the Share Purchase Option, the Topaz Retirement Option may be exercised by the Topaz Majority Member after a Specified Equity Event or delivery of a QMR Notice without the consent of the Topaz Minority Member; or
(ii) during the Extension Period at any time following the date on which an Asset Sale Notice shall have become effective pursuant to Section 11.4(a) of this Topaz LLC Agreement or Section 11.4(a) of the Garnet LLC

                                                             Topaz LLC Agreement


Agreement until the earlier of the date of (x) the rescission of such Asset Sale Notice by the Topaz Minority Member or Garnet Preferred Member, as the case may be, and (y) the receipt by Topaz or Garnet, as the case may be, of the proceeds received from the sale of all assets identified in such Asset Sale Notice and, in the case of any such Asset Sale Notice delivered under the Garnet LLC Agreement, the distribution of such proceeds by Garnet to Citrine and by Citrine to Emerald, and the application of such proceeds by Emerald to the repayment of the Emerald Loan; and provided, further, that the Topaz Retirement Option may not be exercised (x) if the Topaz Retirement Amount payable in connection with such Topaz Retirement Option would exceed the balance of the Topaz Minority Member's Capital Account immediately after giving effect to the adjustments and allocations required by the first sentence of Section 11.1(c), and (y) unless the Diamond Class B Member exercises, simultaneously with the exercise of the Topaz Retirement Option, either the Diamond Purchase Option or the Diamond Retirement Option. Notwithstanding the foregoing, (i) the Topaz Retirement Option may be exercised without the consent of the Topaz Minority Member at any time during a FRCA Option Period so long as the Diamond Class B Member exercises, simultaneously with the exercise of the Topaz Retirement Option, either the Diamond Purchase Option or the Diamond Retirement Option and (ii) The Topaz Retirement Option may not be exercised after (x) if a Specified Equity Event has occurred, the earliest of (A) a Special Management Replacement Date,
(B) the date on which an Asset Remedy Notice becomes effective in accordance with Section 11.3(a) of the Diamond LLC Agreement, Garnet LLC Agreement or Topaz LLC Agreement, or (C) the date on which a Liquidation Notice becomes effective under Section 12.10 of the Diamond LLC Agreement, the Topaz LLC Agreement or the Garnet LLC Agreement, or (y) the delivery of a QMR Notice.

         (b) Retirement Notice. Any Retirement Notice shall include the following:

                  (i) a statement that the entire Topaz Minority Member Interest is to be retired;

                  (ii) the date on which the retirement Distribution shall be made to the Topaz Minority Member (the "RETIREMENT DATE"), which date shall not be less than ten Business Days nor more than ninety days after the date on which the Retirement Notice was given; provided, however, that prior to the Extension Period Commencement Date and so long as any Notes or New Notes are Outstanding, if an Asset Remedy Notice or Liquidation Notice has been delivered pursuant to this Topaz LLC Agreement or a Specified Equity Event has occurred, in each case prior to the delivery of such Retirement Notice, the Retirement Date shall not be later than (A) the applicable Asset Remedy Standstill Expiration Date or (B) in the case of a Specified Equity Event, the earlier of the Special Management Replacement Date or the date on which an Asset Remedy Notice becomes effective in accordance with Section 11.3(a);

                  (iii) a statement specifying the Topaz Retirement Amount to be Distributed on the Retirement Date and showing the calculation thereof in reasonable detail; and

                  (iv) a representation and warranty by the Topaz Majority Member that Topaz has, or will have on the Retirement Date, Cash in an amount equal to or greater than the Topaz Retirement Amount.

                                                             Topaz LLC Agreement


         (c) Mark-to-Market. On the Retirement Date, the Gross Asset Values of all of Topaz assets shall be adjusted to equal their respective Mark-to-Market Values as of the Mark-to-Market Measurement Date and any Net Income, Net Losses and other items of income, gain, loss and deduction of Topaz shall be allocated among the Members as of such Mark-to-Market Measurement Date in accordance with
Article IV. Solely for GAAP accounting purposes, the retirement of the Topaz Minority Member Interest pursuant to this Section 11.1(c) shall be deemed to be effective on the applicable Mark-to-Market Measurement Date. For all purposes of the Transaction Documents, on and after the retirement of the Topaz Minority Member Interest pursuant to this Section 11.1(c), the Topaz Minority Member shall be deemed to have withdrawn as, and to no longer be, a Topaz Minority Member hereunder.

         (d) Retirement Amount. On the Retirement Date, Topaz shall Distribute to the Topaz Minority Member Cash in an amount (the "TOPAZ RETIREMENT AMOUNT") that is equal to the excess of (x) the fair market value of the Topaz Minority Member Interest as of the Applicable Notice Date, which fair market value shall be presumed to be the Topaz Value as of the Applicable Notice Date (unless an Appraised Value Election has been made, in which case such fair market value shall be presumed to be the Appraised Price of the Topaz Minority Member Interest), over (y) the product of (I) the Topaz Percentage and (II) all repayments of and proceeds of, and all interest and earnings on, Financial Investments to the extent paid in Cash into the Accounts during the period from the Applicable Notice Date to (and including) the Retirement Date and not otherwise taken into account in the calculation of Topaz Value or Appraised Price, as the case may be. In addition, as a condition to the retirement of the Topaz Minority Member Interest on the Retirement Date, Topaz shall pay all Administrative Expenses and New Administrative Expenses then due and owing (to the extent such expenses are invoiced and notice thereof has been given to Garnet or Topaz at least three Business Days prior to the Retirement Date) to the extent not paid by Garnet, El Paso or any other Person on or prior to the Retirement Date. Notwithstanding the foregoing, (i) the Topaz Minority Member may make an Appraised Value Election by delivering written notice of such election to the Topaz Majority Member, the Topaz Second El Paso Member and Topaz no later than ten Business Days following the Applicable Notice Date; provided, however, that the Topaz Minority Member shall not be permitted to make an Appraised Value Election hereunder unless the Topaz Minority Member simultaneously makes an Appraised Value Election under the Diamond LLC Agreement with respect to its Diamond Class A Member Interest; and provided, further, that
(i) any such election by the Topaz Minority Member shall be irrevocable upon delivery of such notice by the Topaz Minority Member, (ii) the General Appraisal Procedures shall be implemented, (iii) the Topaz Minority Member shall pay and assume liability for, and indemnify the other Members and Topaz against, all fees, costs and expenses in any way relating to or arising out of the General Appraisal Procedures, including all fees and expenses of all of the appraisers engaged in connection therewith and (iv) Topaz shall be obligated to Distribute the Topaz Value on the Retirement Date, and the remainder of the Topaz Retirement Amount (or, if the Topaz Retirement Amount is less than the amount Distributed on the Retirement Date, a rebate in respect thereof) shall be Distributed to the Topaz Minority Member (or reimbursed to Topaz, as the case may be) through the post-closing adjustments described in Section 11.2(h). Topaz shall Distribute to the Topaz Minority Member an amount equal to the Topaz Value, and the Topaz Minority Member Interest in Topaz shall be retired, at 12:00 noon (New York City time) on the Retirement Date. Distributions to the Topaz Minority Member in connection with a

                                                             Topaz LLC Agreement


retirement of the Topaz Minority Member Interest shall consist solely of Cash unless otherwise consented to by the Topaz Minority Member.

         (e) Treatment as a Retirement under Section 736. Payments made in liquidation of the Topaz Interest of the retiring Topaz Minority Member shall be made in exchange for the interest of such Member in Topaz Property pursuant to
Section 736(b)(1) of the Code, including the interest of such Member in the goodwill of Topaz.

         Section 11.2 Topaz Majority Member's Purchase Option.

         (a) Purchase Option. The Topaz Majority Member may, at any time permitted pursuant to Section 11.2(b), elect to purchase or to cause the purchase of the Topaz Minority Member's entire Topaz Minority Member Interest (the "TOPAZ PURCHASE OPTION"); provided, that the Topaz Majority Member makes an Irrevocable Election and the Electing Purchasers give written notice (the "PURCHASE OPTION NOTICE") to the Topaz Minority Member, the Indenture Trustee (if any Notes are then Outstanding) or the Fiscal Agent (if any Notes are not then Outstanding) and the New Indenture Trustee (if any New Notes are then Outstanding) (which notice shall include notification as to the matters set forth in Section 5.5). The Topaz Majority Member may designate any Person as having the right, and may assign to any Person the right, to purchase all or a portion of the Topaz Minority Member Interest (the Topaz Majority Member and each such designee or assignee, an "ELECTING PURCHASER").

         (b) Exercise of Purchase Option. The Topaz Purchase Option may be exercised at any time; provided, however that the Topaz Purchase Option may not be exercised without the consent of the Topaz Minority Member: (i) after the earliest to occur of (x) a Liquidating Event and (y) if a Note Trigger Event has occurred, the applicable Asset Remedy Standstill Expiration Date, provided, that, following the exercise and consummation of the Share Purchase Option, the Topaz Purchase Option may be exercised by the Topaz Majority Member after a Specified Equity Event or delivery of a QMR Notice without the consent of the Topaz Minority Member; or (ii) during the Extension Period at any time following the date on which an Asset Sale Notice shall have become effective pursuant to
Section 11.4(a) of this Topaz LLC Agreement or Section 11.4(a) of the Garnet LLC Agreement until the earlier of the date of (x) the rescission of such Asset Sale Notice by the Topaz Minority Member or Garnet Preferred Member, as the case may be, and (y) the receipt by Topaz or Garnet, as the case may be, of the proceeds received from the sale of all assets identified in such Asset Sale Notice and, in the case of any such Asset Sale Notice delivered under the Garnet LLC Agreement, the Distribution of such proceeds by Garnet to Citrine and by Citrine to Emerald, and the application of such proceeds by Emerald to the repayment of the Emerald Loan; and provided, further, that the Topaz Purchase Option may not be exercised unless the Diamond Class B Member exercises, simultaneously with the exercise of the Topaz Purchase Option, either the Diamond Purchase Option or the Diamond Retirement Option. Notwithstanding the foregoing, (i) the Topaz Purchase Option may be exercised without the consent of the Topaz Minority Member at any time during a FRCA Option Period so long as the Diamond Class B Member exercises, simultaneously with the exercise of the Topaz Purchase Option, either the Diamond Purchase Option or the Diamond Retirement Option and (ii) the Topaz Purchase Option may not be exercised after (x) if a Specified Equity Event has occurred, the earliest of (A) a Special Management Replacement Date, (B) the date on which an Asset Remedy Notice becomes effective in accordance with
Section 11.3(a) of the

                                                             Topaz LLC Agreement


Diamond LLC Agreement, Garnet LLC Agreement or Topaz LLC Agreement, or (C) the date on which a Liquidation Notice becomes effective under Section 12.10 of the Diamond LLC Agreement, the Topaz LLC Agreement or the Garnet LLC Agreement, or
(y) the delivery of a QMR Notice.

         (c) Purchase Option Notice. Any Purchase Option Notice shall include the following:

                  (i) a statement that the entire Topaz Minority Member Interest is to be purchased;

                  (ii) a statement listing the Electing Purchasers and specifying the amount of the Topaz Minority Member Interest that each such Electing Purchaser has agreed to purchase;

                  (iii) a statement specifying the date on which the closing of the purchase and sale of the Topaz Minority Member Interest shall occur (the "PURCHASE DATE"), which Purchase Date shall not be less than ten Business Days nor more than ninety days after the date on which the Purchase Option Notice was given; provided, however, that prior to the Extension Period Commencement Date and so long as any Notes or New Notes are Outstanding, if an Asset Remedy Notice or Liquidation Notice has been delivered pursuant to this Topaz LLC Agreement or a Specified Equity Event has occurred, in each case prior to the delivery of such Purchase Option Notice, then the Purchase Date shall not be later than
         (A) in the case of an Asset Remedy Notice or Liquidation Notice, the applicable Asset Remedy Standstill Expiration Date or (B) in the case of a Specified Equity Event, the earlier to occur of the Special Management Replacement Date or the date on which an Asset Remedy Notice becomes effective in accordance with Section 11.3(a); and

                  (iv) a statement specifying the Topaz Purchase Price to be paid on the Purchase Date and showing the calculation thereof in reasonable detail.

         (d) Mark-to-Market. On the Purchase Date, the Gross Asset Values of all of Topaz assets shall be adjusted to equal their respective Mark-to-Market Values as of the Mark-to-Market Measurement Date and any Net Income, Gross Income, Net Losses and other items of income, loss, gain, deduction and credit of Topaz shall be allocated among the Members as of such Mark-to-Market Measurement Date in accordance with Article IV.

         (e) Purchase Price. On the Purchase Date, the Electing Purchaser(s) shall pay to the Topaz Minority Member, in consideration for the Topaz Minority Member Interest, an amount of Cash (the "TOPAZ PURCHASE PRICE") that is equal to the excess of (x) the fair market value of the Topaz Minority Member Interest as of the Applicable Notice Date, which fair market value shall be presumed to be the Topaz Value as of the Applicable Notice Date (unless an Appraised Value Election has been made, in which case such fair market value shall be presumed to be the Appraised Price of the Topaz Minority Member Interest), over (y) the product of (I) the Topaz Percentage and (II) all repayments of and proceeds of, and all interest and earnings on, Financial Investments to the extent paid in Cash into the Account during the period from the Applicable

                                                             Topaz LLC Agreement


Notice Date to (and including) the Purchase Date and not otherwise taken into account in the calculation of Topaz Value or Appraised Price, as the case may be. In addition, as a condition to the purchase of the Topaz Minority Member Interest on the Purchase Date, Topaz shall pay all Administrative Expenses and New Administrative Expenses then due and owing (to the extent such expenses are invoiced and notice thereof has been given to Garnet or Topaz at least three Business Days prior to the Purchase Date) to the extent not paid by Garnet, El Paso or any other Person on or prior to the Purchase Date. Notwithstanding the foregoing, the Topaz Minority Member may make an Appraised Value Election by delivering written notice of such election to the Electing Purchaser(s) no later than ten Business Days following the Applicable Notice Date; provided, however, that the Topaz Minority Member shall not be permitted to make an Appraised Value Election hereunder unless it simultaneously makes an Appraised Value Election under the Diamond LLC Agreement with respect to its Diamond Class A Member Interest; and provided, further, that (i) any such election by the Topaz Minority Member shall be irrevocable upon delivery of such notice by the Topaz Minority Member, (ii) the General Appraisal Procedures shall be implemented,
(iii) the Topaz Minority Member shall pay and assume liability for, and indemnify the other Members and the Electing Purchaser(s) against, all fees, costs and expenses in any way relating to or arising out of the General Appraisal Procedures, including all fees and expenses of all of the appraisers engaged in connection therewith and (iv) the Electing Purchaser(s) shall be obligated to pay the Topaz Value on the Purchase Date, and the remainder of the Topaz Purchase Price (or, if the Topaz Purchase Price is less than the amount paid on the Purchase Date, a rebate in respect thereof) shall be paid to the Topaz Minority Member (or Electing Purchaser(s), as the case may be) through the post-closing adjustments described in Section 11.2(h).

         (f) Consummation of Purchase.

                  (i) The closing of the purchase and sale of the Topaz Minority Member Interest shall occur on the Purchase Date specified in the Purchase Option Notice; provided, that the Topaz Purchase Price shall be subject to post-closing adjustments as set forth in Section 11.2(h).

                  (ii) The closing shall occur at such place as is mutually agreeable to the Members, or upon the failure to agree, at the principal place of business of Topaz. On the Purchase Date, the Topaz Minority Member shall deliver to the Electing Purchasers good title to the Topaz Minority Member Interest purchased, free and clear of any liens, claims, encumbrances, security interests or options.

                  (iii) On the Purchase Date, the Members shall execute such documents and instruments of conveyance as may be reasonably necessary or appropriate to effectuate the transaction contemplated hereby, including the Disposition of the Topaz Minority Member Interest. The reasonable costs of such Disposition and closing, including attorneys' fees and filing fees of the Members, shall be paid by the Electing Purchasers in proportion to their Topaz Minority Member Interests.

                  (iv) Solely for GAAP accounting purposes and for purposes of the LLC Act, the purchase of the Topaz Minority Member Interest pursuant to this Section 11.2 shall be deemed to be effective as of the close of business on the applicable Mark-to-Market

                                                             Topaz LLC Agreement


         Measurement Date and, thereafter, the Electing Purchasers shall be admitted as substitute Topaz Minority Members of Topaz in respect of the portions of Investor's (or its successor's) Topaz Minority Member Interest acquired thereby and the Topaz Minority Member shall be deemed withdrawn as, and shall no longer be, a Topaz Minority Member hereunder.

         (g) Appraised Value Election. (x) In the event that the Topaz Minority Member shall have made an Appraised Value Election in accordance with Section 11.1(d) or Section 11.2(e) then, in each case, the Fair Market Value (determined as of the applicable Purchase Date or Retirement Date) of all Appraised Value Property shall be appraised in accordance with the General Appraisal Procedures. The Topaz Minority Member shall pay and assume liability for, and indemnify the other Members and Topaz against, all fees, costs and expenses in any way relating to or arising out of the General Appraisal Procedures, including all fees and expenses of all of the appraisers engaged in connection therewith.

         (h) Post-Closing Adjustments. Upon completion of the General Appraisal Procedures with respect to Topaz and Diamond, if the Appraised Price with respect to the Topaz Minority Member Interest exceeds the Topaz Value paid or Distributed on the Purchase Date or Retirement Date, Topaz (in the case of a Topaz Retirement Option) or the Electing Purchaser(s) (in the case of a Topaz Purchase Option) shall pay or Distribute to the Topaz Minority Member an amount equal to such excess. In the event that the Appraised Price with respect to the Topaz Minority Member Interest is less than the Topaz Value paid or Distributed on the Purchase Date or Retirement Date, the Topaz Minority Member shall be obligated to pay (or cause to be paid) to Topaz (in the case of a Topaz Retirement Option) or the Electing Purchaser(s) (in the case of a Topaz Purchase Option) such shortfall; provided, however, that in no event shall the Topaz Minority Member be obligated to pay an amount in excess of (a) the amount received by the Topaz Minority Member on the Retirement Date or Purchase Date, as applicable, over (b) the product of (i) the Topaz Percentage and (ii) any amounts specified in clause (a) used to redeem the Notes and/or the New Notes (after having applied monies derived from all other sources to the redemption of the Notes and/or the New Notes). Any amounts paid pursuant to this Section 11.2(h) shall be treated as adjustments to the Topaz Purchase Price or the Topaz Retirement Amount, as the case may be.

         (i) Treatment as Purchase Under Section 741. The Members agree to treat the Disposition of the Topaz Minority Member Interest to the Electing Purchasers pursuant to this Section 11.2 as a purchase and sale under Section 741 of the Code and not as a retirement under Section 736 of the Code.

         Section 11.3 Topaz Asset Remedy. Without limitation of the Topaz Minority Member's rights pursuant to Section 7.4 hereof or the Collateral
Agreement:

         (a) Exercise of Topaz Asset Remedy. So long as any Notes or New Notes are outstanding, the Topaz Minority Member may, at any time following a Note Trigger Event, Shareholder Trigger Event or, after the repayment in full of all Outstanding Notes, a Specified Equity Event, elect to (i) cause the sale of or realization upon one or more assets of Topaz in accordance with clause (b) below and/or the Distribution of Cash and/or proceeds of such asset sales pursuant to
Section 5.1(a) or 5.1(d) (as applicable) and/or (ii) exercise the rights of Topaz

                                                             Topaz LLC Agreement


under the Emerald Loan Agreement (including the right to deliver an Emerald Loan Default Notice and declare the Emerald Loan due and payable in whole or in part) and Collateral Agreement, in each case, by delivering an Asset Remedy Notice to the Managing Member (and, if the Topaz Majority Member is not the Managing Member, the Topaz Majority Member), and such Asset Remedy Notice shall, unless the Topaz Minority Member Interest is retired pursuant to Section 11.1 or purchased pursuant to Section 11.2 on or prior to (A) the applicable Asset Remedy Standstill Expiration Date or (B) in the case of a Specified Equity Event, the delivery of such Asset Remedy Notice, become effective on, and permit a Topaz Asset Remedy on and after, (x) the applicable Asset Remedy Standstill Expiration Date or (y) in the case of a Specified Equity Event, the delivery of such Asset Remedy Notice; provided, however, that the Topaz Minority Member may rescind such Asset Remedy Notice by delivering to the Managing Member (and, if the Topaz Majority Member is not the Managing Member, the Topaz Majority Member) written notice of such rescission; provided, further, that in the case of a Specified Equity Event, if the Share Purchase Option is consummated on or prior to the tenth Business Day following delivery of such Asset Remedy Notice, then such notice shall be deemed to have been revoked and shall be of no further force and effect. Any such rescission shall not affect the Topaz Minority Member's right to deliver any subsequent Asset Remedy Notice.

         (b) Dispositions; Rights With Respect to Emerald Loan. After delivery of an Asset Remedy Notice and after the occurrence of the Asset Remedy Standstill Expiration Date or after repayment in full of the Outstanding Notes, the Special Management Replacement Date, the Topaz Minority Member shall have the right and authority to (i) cause Topaz to Dispose of any Topaz Property (provided, that no such Disposition shall be made to any Person that is the Topaz Minority Member or a Restricted Person), (ii) cause Topaz to deliver to Emerald and EPED B an Emerald Loan Default Notice and exercise any or all of the rights of Topaz under the Emerald Loan Agreement and (iii) exercise its right under the Collateral Agreement to direct the Collateral Agent to exercise its right under the Pledged Citrine Interest to elect a Garnet Asset Remedy.

         Section 11.4 Asset Sales.

         (a) Exercise of Asset Sale Rights. So long as no Notes or New Notes are Outstanding, the Topaz Minority Member may, at any time (x) following the occurrence of a Shareholder Trigger Event or a Specified Equity Event or (y) during the Extension Period, elect to cause the sale of or realization upon one or more assets of Topaz and/or the Distribution of Cash and/or proceeds of such asset sales pursuant to Section 5.1(a) or 5.1(d) (as applicable) by delivering to the Managing Member (and, if the Topaz Majority Member is not the Managing Member, the Topaz Majority Member) an Asset Sale Notice and such Asset Sale Notice shall become effective to permit the sale of the assets specified therein on the 10th Business Day following delivery of such Asset Sale Notice; provided, however, that the Topaz Minority Member may rescind such Asset Sale Notice by delivering to the Managing Member (and, if the Topaz Majority Member is not the Managing Member, the Topaz Majority Member) written notice of such rescission; and provided, further, that if an Irrevocable Election has been made by the Topaz Majority Member and a Purchase Option Notice or a Retirement Notice has been delivered pursuant to this Topaz LLC Agreement on or prior to such 10th Business Day, no Asset Sale Notice shall become effective to permit the sale of the assets specified therein until the day after the Purchase Date or Retirement Date, as the case may be, specified in such notice (and

                                                             Topaz LLC Agreement


then if, but only if, such purchase or retirement is not consummated). Any such rescission shall not affect the Topaz Minority Member's right to deliver any subsequent Asset Sale Notice.

         (b) Standstill; Dispositions. Notwithstanding any delivery of an Asset Sale Notice by the Topaz Minority Member in accordance with Section 11.4(a), (i)
(a) neither the Topaz Minority Member nor Topaz (at the direction of the Topaz Minority Member) may enter into any binding agreement to dispose of or realize upon any assets of Topaz until the expiration of the applicable Asset Sale Standstill Period and (b) such agreements may be entered into only with respect to the assets specified in the applicable Asset Sale Notice that has become effective and (ii) no sale or other Disposition of any asset of Topaz shall be made to any Person that is a Topaz Minority Member or a Restricted Person.

         Section 11.5 Extension Period.

         (a) Exercise of Rights Under Emerald Loan Agreement and Collateral Agreement. Without limitation of the Topaz Minority Member's rights pursuant to
Section 7.4 hereof or the Collateral Agreement, during the Extension Period the Topaz Minority Member may, at any time and from time to time after the expiration of the Asset Sale Standstill Period, exercise the rights of Topaz under the Emerald Loan Agreement and Collateral Agreement.

         (b) [Reserved].

         (c) Restrictions on Authority of Managing Member. Notwithstanding any power or authority granted the Managing Member under the LLC Act, the Topaz Certificate of Formation or this Topaz LLC Agreement, during the Extension Period, the Managing Member shall not have the authority to, and covenants and agrees that it shall not, take any of the following actions without the consent of all of the Members: (i) cause or permit Topaz to acquire (by purchase, contribution, exchange or otherwise) any additional assets, (ii) cause or permit Topaz to incur any additional Permitted Financial Obligations, or (iii) cause or permit Topaz to make any Dispositions other than Dispositions to provide Cash for the purpose of enabling Topaz to make Distributions under Section 5.1(b).

         (d) Expiration of Extension Period. If no Liquidating Event shall have occurred, then on and after the Extension Period Termination Date and notwithstanding any other provision of this Topaz LLC Agreement: (i) the Topaz Minority Member shall have no right or authority to cause Topaz to take any action and, without limitation of the foregoing, all of the Topaz Minority Member's rights under Sections 7.4, 11.3 and 11.4 shall be terminated and the Topaz Majority Member shall, without further action, have all of the rights given to the Topaz Minority Member under such Sections, (ii) the Topaz Majority Member shall have the right and authority to cause Topaz to admit one or more additional Members and/or issue additional membership interests, and (iii) the Topaz Majority Member shall have the right to cause Topaz to retire the Topaz Minority Member Interest for an amount equal to the Topaz Minority Member's then current Capital Account balance.

         (e) Repurchase of Topaz Minority Member Interest. If on any date during the Extension Period (assuming that such date was a Repurchase Date):

                                                             Topaz LLC Agreement


                  (i) the sum of (w) the Topaz Minority Member's Capital Account in Topaz, (x) the Diamond Class A Member's Capital Account in Diamond,
         (y) the accrued and unpaid Diamond Class A Member's Cumulative Priority Return and (z) the accrued and unpaid Diamond Class A Member's Cumulative Extension Period Return, would, if paid or Distributed to the Topaz Minority Member and the Diamond Class A Member (as applicable), result in Investor achieving or exceeding the Target IRR;

                  (ii) the sum of the Topaz Repurchase Price and the Diamond Repurchase Price equals the amount described in clause (i); and

                  (iii) the amount of Available Cash of Diamond together with the amount that would be receivable by Diamond from the sale or repayment of Diamond Permitted Assets of the type described in clause
         (b), (c), (d) or (e) of the definition thereof held by Diamond, equals or exceeds the Diamond Repurchase Price,

then Topaz shall (1) to the extent necessary to produce sufficient Cash to pay the Topaz Repurchase Price (as defined below), (x) if an Emerald Loan Event of Default shall have occurred and be continuing, demand repayment of the Emerald Loan and/or (y) sell the Emerald Loan or sell or demand repayment of any Financial Investments held by Topaz and (2) repurchase the Topaz Minority Member Interest in accordance with the procedures set forth in Sections 11.2(f)(ii) and 11.2(f)(iii) on the Repurchase Date for an amount (the "TOPAZ REPURCHASE PRICE") equal to the lesser of (x) the balance of the Topaz Minority Member's Capital Account and (y) the amount of Available Cash of Emerald and Topaz (without duplication), after giving effect to any such repayment of the Emerald Loan or any such sale or repayment of Financial Investments but excluding any such Available Cash that was received by Topaz or Emerald as a Capital Contribution for the Topaz Majority Member or the sole member of Emerald, as the case may be, after the date of the delivery of an Asset Sale Notice; provided, however, that in no event shall the sum of the Diamond Repurchase Price and the Topaz Repurchase Price equal an amount that would, if paid or Distributed to the Topaz Minority Member and the Diamond Class A Member (as applicable), result in Investor achieving an Internal Rate of Return in excess of or less than the Target IRR. For all purposes of the Transaction Documents, for GAAP accounting purposes and for purposes of the LLC Act, on and after the Repurchase Date, the Topaz Minority Member shall be deemed withdrawn as, and shall no longer be, a Topaz Minority Member hereunder.

         The Members agree to treat payments in respect of the repurchase pursuant to this Section 11.5(e) for U.S. federal income tax purposes as made in liquidation of the Topaz Minority Member Interest, pursuant to Section 736(b)(1) of the Code, including the interest of such Member in the goodwill of Topaz.

         (f) Repurchase Date; Mark-to-Market. On the Repurchase Date, the Gross Asset Values of all of Topaz's assets shall be adjusted to equal their respective Mark-to-Market Values as of the Mark-to-Market Measurement Date and any Net Income, Gross Income, Net Losses and other items of income, loss, gain, deduction and credit of Topaz shall be allocated among the Members as of such Mark-to-Market Measurement Date in accordance with Article IV.

                                                             Topaz LLC Agreement


                                   ARTICLE XII

                           DISSOLUTION AND WINDING UP

         Section 12.1 Liquidating Events. Topaz shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (collectively, "LIQUIDATING EVENTS"):

                  (a) [Reserved].

                  (b) Liquidation Notice. The date on which, pursuant to Section 12.10, a Liquidation Notice becomes effective to cause a Liquidating Event.

                  (c) Unanimous Vote. The unanimous vote of the Members to dissolve, wind up, and liquidate Topaz.

                  (d) [Reserved].

                  (e) Illegality, etc. The happening of any event that makes it unlawful, impossible, or impractical to carry on the business of Topaz or the Delaware Court of Chancery has entered a decree pursuant to
         Section 18-802 of the LLC Act, and such decree has become final.

                  (f) Fourth Anniversary of Extension Period Commencement Date. The fourth anniversary of the Extension Period Commencement Date shall have occurred and there has been no prior Extension Period Termination Date.

The Members hereby agree that, notwithstanding any provision of the LLC Act, Topaz shall not dissolve prior to the occurrence of a Liquidating Event.

         Section 12.2 Winding Up. Upon the occurrence of a Liquidating Event, Topaz shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action with respect to Topaz that is inconsistent with the winding up of Topaz's business and affairs; provided that all covenants contained in this Topaz LLC Agreement and obligations provided for in this Topaz LLC Agreement shall continue to be fully binding upon the Members until such time as Topaz Property has been distributed pursuant to this Section 12.2 and the Topaz Certificate of Formation has been canceled pursuant to the LLC Act. The Liquidator shall be responsible for overseeing the winding up and dissolution of Topaz. On the occurrence of a Liquidating Event, the Gross Asset Values of all of Topaz's assets shall be adjusted to equal their respective Mark-to Market Values as of the Mark-to-Market Measurement Date and any Net Income, Gross Income, Net Losses and other items of income, loss, deduction, gain and credit of Topaz shall be allocated among the Members as of such Mark-to-Market Measurement Date in accordance with Article IV. The Liquidator shall take full account of Topaz's liabilities and the Topaz Property and, except as otherwise provided in Section 12.3, shall, within 75 days of the occurrence of a Liquidating Event or, in the event that the certification by the JV Accountants required by Section 8.2(d) has not been delivered by such 75th day as soon as practicable after delivery of such accountant's certification but in any event within 90 days of such Liquidating Event, cause the Topaz Property or the proceeds from the sale or disposition thereof (as

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                                                             Topaz LLC Agreement


determined pursuant to Section 12.9), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by Applicable Law and notwithstanding anything in this Topaz LLC Agreement to the contrary, in the following order (without duplication):

                  (a) First, to creditors (including the Topaz Minority Member to the extent such Member is a creditor, to the extent otherwise permitted by Applicable Law), other than the Topaz Majority Member, the Topaz Second El Paso Member and their respective Affiliates, in satisfaction of all of Topaz's debts and liabilities other than liabilities for which reasonable provision for payment has been made;

                  (b) Second, to the payment and discharge of all of Topaz's debts and liabilities incurred in accordance herewith to the Topaz Majority Member, the Topaz Second El Paso Member and their respective Affiliates to the extent adequate provision therefor has not been made; and

                  (c) Third, the balance to the Members in accordance with their respective Capital Accounts, as provided under Article IV, immediately after giving effect to the adjustments and allocations required by the third sentence of this Section 12.2.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article XII.

         Each of the Topaz Majority Member and the Topaz Second El Paso Member understands and agrees that by accepting the provisions of this Section 12.2 setting forth the priority of the distribution of the assets of Topaz to be made upon its liquidation, it expressly waives any right that it, as a creditor of Topaz, might otherwise have under the LLC Act to receive distributions of assets pari passu with the other creditors of Topaz in connection with a distribution of assets of Topaz in satisfaction of any liability of Topaz, and hereby subordinates to said creditors any such right.

         Section 12.3 No Restoration of Deficit Capital Accounts; Compliance With Timing Requirements of Regulations. In the event Topaz is "liquidated" within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), (x) Distributions shall be made pursuant to this Article XII to the Members who have positive Capital Accounts in compliance with Regulation Section 1.704-1(b)(2)(ii)(b)(2), and (y) if the Topaz Majority Member's Capital Account, the Topaz Second El Paso Member's Capital Account or the Topaz Minority Member's Capital Account has a deficit balance (after giving effect to all contributions, Distributions, and allocations for all Allocation Periods, including the Allocation Period during which such liquidation occurs), the Member whose Capital Account has a negative balance shall have no obligation to contribute to the capital of Topaz the amount necessary to restore such deficit balance to zero, and such deficit shall not be considered a debt owed to Topaz or to any other Person for any purpose whatsoever.

         In the discretion of the Liquidator, with the consent of the Members, a portion (determined in the manner provided below) of the distributions that would otherwise be made to the Members pursuant to this Article XII may be:

                  (a) Distributed to a trust established for the benefit of the Members solely for the purposes of liquidating Topaz Property, collecting amounts owed to Topaz, and paying

                                                             Topaz LLC Agreement


         any contingent or unforeseen liabilities or obligations of Topaz or of the Managing Member arising out of or in connection with Topaz. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by Topaz would otherwise have been distributed to the Members pursuant to Section 12.2; or

                  (b) Withheld to provide a reasonable reserve for liabilities (contingent or otherwise) of Topaz and to allow for the collection of the unrealized portion of any installment obligations owed to Topaz; provided, however, that such withheld amounts shall be distributed to the Members as soon as practicable.

The portion of the distributions that would otherwise have been made to each of the Members that is instead distributed to a trust pursuant to Section 12.3(a) or withheld to provide a reserve pursuant to Section 12.3(b) shall be determined in the same manner as the expense or deduction would have been allocated if Topaz had realized an expense equal to such amounts immediately prior to distributions being made pursuant to Section 12.2.

         Section 12.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XII, in the event Topaz is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Topaz Property shall not be liquidated, Topaz's debts and other liabilities shall not be paid or discharged and Topaz's affairs shall not be wound up. Instead, solely for federal income tax purposes, Topaz shall be deemed to have contributed all of the Topaz Property and liabilities to a new limited liability company in exchange for an interest in such new company and, immediately thereafter, Topaz will be deemed to liquidate by Distributing interests in the new company to the Members.

         Section 12.5 Rights of Members. Each Member shall look solely to the Topaz Property for the return of its Capital Contribution and, except as otherwise provided in Section 12.9, shall have no right or power to demand or receive property other than Cash from Topaz.

         Section 12.6 Notice of Dissolution. The Managing Member shall promptly provide written notice to each of the Members of the occurrence of any acceleration of the New Notes as a result of a New Indenture Event of Default, Note Trigger Event, Specified Equity Event, Shareholder Trigger Event or Liquidating Event in accordance with Section 6.5(b).

         Section 12.7 Character of Liquidating Distributions. All payments made in liquidation of the Topaz Interest of a withdrawing Member (whether pursuant to Article XI or Article XII, but excluding payments pursuant to Section 12.2(a)), shall be made in exchange for the interest of such Member in Topaz Property pursuant to Code Section 736(b)(1), including the interest of such Member in goodwill of Topaz.

         Section 12.8 The Liquidator.

         (a) Definition. The "LIQUIDATOR" means (i) in the case of any Liquidating Event described in clause (c) or (e) of Section 12.1, the Topaz Majority Member or any other Affiliate of El Paso appointed as Liquidator by the Topaz Majority Member and (ii) in the case of any other Liquidating Event, the Topaz Minority Member or any other Person appointed as Liquidator by the Topaz Minority Member.

                                                             Topaz LLC Agreement



         The Topaz Majority Member (or the Topaz Minority Member if it may then appoint the Liquidator) may appoint an appointee to be Liquidator on or prior to the date on which a Liquidating Event occurs by delivering written notice of such appointment to the other Members. Any such appointment may be subsequently withdrawn by similar written notice.

         The Liquidator shall have the rights set forth in Section 18-803(b) of the LLC Act and exclusively shall have the rights, power and authority of the Managing Member necessary or appropriate in its discretion to effect the dissolution, winding up and liquidation of Topaz. The actions of the Liquidator shall for all purposes be the actions of Topaz.

         (b) Fees. Topaz is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article XII and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

         (c) Resignation of Liquidator. At any time any Liquidator may, in its discretion, resign as Liquidator and the Topaz Majority Member (or the Topaz Minority Member if it may then appoint the Liquidator) shall appoint a replacement Liquidator pursuant to Section 12.8(a).

         Section 12.9 Form of Liquidating Distributions.

         (a) In General. Except as provided in this Section 12.9, for purposes of making distributions required by Section 12.2, the Liquidator may determine whether to distribute all or any portion of Topaz Property in-kind or to sell all or any portion of Topaz Property and distribute the proceeds therefrom, provided that the Liquidator shall not distribute Topaz Property other than Cash to the Topaz Minority Member without its consent, and the Liquidator shall be required to reduce Topaz Property to Cash to the extent necessary to make distributions to the Topaz Minority Member pursuant to Section 12.2 in Cash.

         (b) Topaz Minority Member In-Kind Election. At the election of the Topaz Minority Member, the Liquidator may be required to distribute all of the Topaz Property in-kind. In such event, Topaz Property to be distributed to each Member shall be determined by the Liquidator; provided, that, subject to the next sentence, distributions to the Topaz Minority Member of any Topaz Property other than the Emerald Loan or any El Paso Notes or Financial Investments held by Topaz shall require the consent of all of the Members. If the liquidation of Topaz is caused by the Bankruptcy of El Paso, the Topaz Majority Member, the Managing Member, the Topaz Second El Paso Member or Topaz, upon the request of the Topaz Minority Member and to the extent so requested, the Liquidator shall distribute to the Topaz Minority Member, to the extent practicable, the Emerald Loan and any El Paso Notes or Financial Investments held by Topaz.

         Section 12.10 Liquidation Notice.

         (a) Liquidating Events Prior to Extension Period. Prior to the Extension Period Commencement Date, the Topaz Minority Member may, at any time on or after the occurrence of a Note Trigger Event or a Specified Equity Event, deliver to the Managing Member (and, if the Topaz Majority Member is not the Managing Member, the Topaz Majority Member) a written notice (a "LIQUIDATION NOTICE") stating that such Note Trigger Event or such Specified Equity Event constitutes a Liquidating Event; provided, however, that: (i) the delivery of a Liquidation Notice shall not become effective to cause a Liquidating Event until
(A) the

                                                             Topaz LLC Agreement


applicable Asset Remedy Standstill Expiration Date or (B) in the case of a Specified Equity Event, the delivery of such Liquidation Notice; (ii) except in the case of a Specified Equity Event, the Topaz Minority Member may rescind such Liquidation Notice by delivering to the Managing Member (and, if the Topaz Majority Member is not the Managing Member, the Topaz Majority Member) a rescission notice prior to the applicable Asset Remedy Standstill Expiration Date; and (iii) except in the case of a Specified Equity Event, if both (x) an Irrevocable Election has been made by the Topaz Majority Member and a Purchase Option Notice or Retirement Notice has been delivered pursuant to this Topaz LLC Agreement on or prior to the applicable Asset Remedy Standstill Expiration Date and (y) an Irrevocable Election has been made by the Diamond Class B Member and a Purchase Option Notice or Retirement Notice has been delivered pursuant to the Diamond LLC Agreement on or prior to the applicable Asset Remedy Standstill Expiration Date, then no Liquidation Notice shall become effective to cause a Liquidating Event until the day after the Purchase Date or Retirement Date, as the case may be, specified in such notices (and then if, but only if, each of the Topaz Minority Member Interest and the Diamond Class A Member Interest shall not have been either purchased or retired).

         (b) Liquidating Events During Extension Period. The Topaz Minority Member may, on any date during the Extension Period, elect to cause a Liquidating Event by delivering to the Managing Member (and, if the Topaz Majority Member is not the Managing Member, the Topaz Majority Member) a Liquidation Notice; provided, however, that: (i) the delivery of such Liquidation Notice shall not become effective to cause a Liquidating Event until the 10th Business Day following delivery of such Liquidation Notice; (ii) the Topaz Minority Member may rescind such Liquidation Notice by delivering to the Managing Member (and, if the Topaz Majority Member is not the Managing Member, the Topaz Majority Member) a rescission notice prior to such 10th Business Day; and (iii) if both (x) an Irrevocable Election has been made by the Topaz Majority Member and a Purchase Option Notice or Retirement Notice has been delivered pursuant to this Topaz LLC Agreement on or prior to such 10th Business Day and (y) an Irrevocable Election has been made by the Diamond Class B Member and a Purchase Option Notice or Retirement Notice has been delivered pursuant to the Diamond LLC Agreement on or prior to such 10th Business Day, no Liquidation Notice shall become effective to cause a Liquidating Event until the day after the Purchase Date or Retirement Date, as the case may be, specified in such notices (and then if, but only if, each of the Topaz Minority Member Interest and the Diamond Class A Member Interest shall not have been either purchased or retired).

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.1 Amendments. No amendment or waiver of any provision of this Topaz LLC Agreement, and no consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by all Members in accordance with Section 9.1. No such waiver of a provision or consent to a departure in any one instance shall be construed as a further or continuing waiver of or consent to subsequent occurrences, or a waiver of any other provision or consent to any other departure.

                                                             Topaz LLC Agreement


         Section 13.2 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Topaz LLC Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (a) if delivered personally to the Person or to an officer of the Person to whom the same is directed or (b) when the same is actually received (if during the recipient's normal business hours if during a Business Day, or, if not, on the next succeeding Business Day), if sent by facsimile (followed by a hard copy of the facsimiled communication sent by regular mail, postage and charges prepaid), or by courier or delivery service or by mail, addressed, if to any Member or the Managing Member, to such person at its address or facsimile number set forth on Schedule 13.2 hereto or to such other address as such Person may from time to time specify by notice, and if to any other Person, at its address specified in the Transaction Document pursuant to which such Person is to receive notice or by notice given in the manner provided herein to each other Person entitled to receive notice hereunder, or, in each case, to such other address (and with copies to such other Persons) as the Person entitled to receive notice hereunder shall specify by notice given in the manner provided herein to the other Persons entitled to receive notice under the relevant Transaction Document.

         Section 13.3 No Waiver; Cumulative Remedies. No failure on the part of any Person to exercise, and no delay in exercising, any right under this Topaz LLC Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Topaz LLC Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Topaz LLC Agreement are cumulative and not exclusive of any remedies provided by Applicable Law.

         Section 13.4 Waiver of Jury Trial. EACH PARTY TO THIS TOPAZ LLC AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS TOPAZ LLC AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 13.5 Counterparts. This Topaz LLC Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed signature page to this Topaz LLC Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof, and the party delivering such signature page by facsimile transmission shall promptly thereafter deliver to each other party hereto an original, duly executed counterpart of such signature page.

         Section 13.6 Survival of Representations, Warranties and Indemnities:
Entire Agreement. All representations, warranties and indemnities and undertakings to pay costs and expenses contained in this Topaz LLC Agreement or made by or on behalf of the parties hereto, as the case may be, in connection with this Topaz LLC Agreement shall survive (a) the execution and delivery of this Topaz LLC Agreement and the other Transaction Documents, (b) performance by each party of its Obligations under this Topaz LLC Agreement and each other Transaction Document to which it is a party and (c) the Disposition (whether or not such

                                                             Topaz LLC Agreement


Disposition was a Permitted Transfer) by (i) EPED Holding of all or a portion of its Topaz Majority Member Interest in Topaz or any termination of its status as a Topaz Majority Member of Topaz pursuant to this Topaz LLC Agreement or (ii) any other Member of all or a portion of its Topaz Interest or any termination of such Person's status as a Member of Topaz, and may be relied upon by the Persons permitted thereunder, regardless of any investigation made at any time by or on behalf of such Persons or any such assignee.

         Section 13.7 Severability. If any term, provision, covenant or condition of this Topaz LLC Agreement, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Topaz LLC Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceablity, invalidity or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants or conditions of this Topaz LLC Agreement so long as this Topaz LLC Agreement as so modified continues to express, without material change, the original intentions of the parties hereto as to the subject matter hereof and the deletion of such portion of this Topaz LLC Agreement will not substantially impair the respective expectations or reciprocal obligations of the parties hereto or the practical realization of the benefits that would otherwise be conferred upon such parties. If any provision hereof is held to be unenforceable, invalid or illegal as stated above, the parties hereto will endeavor in good faith negotiations to replace such provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited unenforceable provision.

         Section 13.8 Construction. Every covenant, term, and provision of each Transaction Document shall be construed simply according to its fair meaning and not strictly for or against any party thereto.

         Section 13.9 [Reserved].

         Section 13.10 Governing Law. THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES) SHALL GOVERN THE VALIDITY OF THIS TOPAZ LLC AGREEMENT, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION OF THE RIGHTS AND DUTIES OF THE MEMBERS.

         Section 13.11 Waiver of Action for Partition. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Topaz Property.

         Section 13.12 Consent to Jurisdiction. Each Member (i) irrevocably submits to the jurisdiction of any Delaware State court or federal court sitting in Wilmington, Delaware and of any New York State court or Federal court sitting in the Borough of Manhattan in any action arising out of this Topaz LLC Agreement, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall

                                                             Topaz LLC Agreement


affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

         Section 13.13 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Topaz LLC Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Topaz LLC Agreement and specifically to enforce the terms and provisions of this Topaz LLC Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

         Section 13.14 [Reserved].

         Section 13.15 Acknowledgement and Consent to Collateral Assignment by Topaz Minority Member.

         (a) Pursuant to the terms of the Indenture, the Topaz Minority Member has granted a first priority security interest in substantially all of its assets (including, without limitation, all of the rights of the Topaz Minority Member under (i) the Topaz Minority Member Interest and (ii) this Topaz LLC Agreement, but excluding the Excepted Rights) to the Indenture Trustee for the benefit of the holders from time to time of the Notes. Each of Topaz, the Topaz Majority Member and the Topaz Second El Paso Member hereby acknowledges and consents, for the benefit of the Topaz Minority Member and the Indenture Trustee, on behalf of the holders of the Notes, to such grant by the Topaz Minority Member to the Indenture Trustee (or to any subsequent transferee following foreclosure on such security interest) and agrees that the Indenture Trustee, on behalf of the holders of the Notes (or any subsequent transferee following foreclosure on such security interest), shall, on or after a Note Trigger Event have the right to pursue any remedy available to the Topaz Minority Member under this Topaz LLC Agreement, the other Transaction Documents or in law to secure the performance by Topaz, the Topaz Majority Member, the Topaz Second El Paso Member or any other Person of its obligations hereunder or thereunder.

         (b) The parties hereto further acknowledge the rights of action of the New Indenture Trustee to enforce, and institute and maintain any suit, action or proceeding against the Investor to enforce, or otherwise act in respect of, the rights of the New Noteholders under the New Indenture and to maintain any proceeding against the assets of the Investor to enforce, or levy on, any judgment resulting therefrom, subject to Section 2.05(f) of the New Indenture.

         Section 13.16 Effectiveness. This Topaz LLC Agreement shall take effect as of the Effective Date.

         IN WITNESS WHEREOF, the undersigned have executed this Topaz LLC Agreement as of the date above first written.

                                    TOPAZ MINORITY MEMBER:

                                    GEMSTONE INVESTOR LIMITED


                                    By:   /s/ J. S. Klep
                                          --------------------------------------
                                          Name:  J.S. Klep
                                          Title: Director


                                    TOPAZ MAJORITY MEMBER:

                                    EPED HOLDING COMPANY




                                    By:   /s/ David L. Siddall
                                          --------------------------------------
                                          Name:  David L. Siddall
                                          Title: Vice President



                                    TOPAZ SECOND EL PASO MEMBER:

                                    EL PASO CORPORATION



                                    By:   /s/ David L. Siddall
                                          --------------------------------------
                                          Name:  David L. Siddall
                                          Title: Vice President




                       Topaz LLC Agreement Signature Page

ACKNOWLEDGED AND AGREED:


EPED HOLDING COMPANY, as Managing Member

By:   /s/ David L. Siddall
    --------------------------------------------
    Name:  David L. Siddall
    Title: Vice President



ACKNOWLEDGED AND AGREED:

TOPAZ POWER VENTURES, L.L.C.

    By: EPED HOLDING COMPANY, its Managing Member

By:   /s/ David L. Siddall
    --------------------------------------------
    Name:  David L. Siddall
    Title: Vice President



                       Topaz LLC Agreement Signature Page